PREFERRED SHARE PURCHASE AGREEMENT

                                  by and among

                              WORLDWIDE FIBER INC.,

                                    DWF SRL,

                            GSCP3 WWF (BARBADOS) SRL,

                               WWF (BARBADOS) SRL,

                          PROVIDENCE EQUITY FIBER L.P.,

                                       and

                               TYCO GROUP S.A.R.L.


                                   dated as of

                                September 7, 1999

                                Table of Contents


                                                                            Page


   SECTION 1.  Issuance and Sale of Preferred Shares...........................1
         1.1.  The Purchase....................................................1
         1.2.  The Closing.....................................................1
         1.3.  Deliveries at the Closing.......................................2
         1.4.  Purchase Price Adjustment.......................................2

   SECTION 2.  Representations and Warranties of the Corporation...............5
         2.1.  Organization and Good Standing; Power and Authority;
                    Qualifications.............................................5
         2.2.  Authorization of the Documents..................................6
         2.3.  Capitalization..................................................6
         2.4.  Authorization and Issuance of Share Capital.....................8
         2.5.  Reservation of Shares...........................................8
         2.6.  Financial Statements............................................8
         2.7.  Absence of Undisclosed Liabilities..............................9
         2.8.  Absence of Changes..............................................9
         2.9.  No Conflict....................................................11
         2.10. Agreements.....................................................11
         2.11. Intellectual Property Rights...................................12
         2.12. Equity Investments; Subsidiaries...............................14
         2.13. Corporate Minute Books.........................................14
         2.14. Suitability....................................................14
         2.15. Assets.........................................................15
         2.16. Employee Benefit Plans.........................................15
         2.17. Labor Relations; Employees.....................................17
         2.18. Litigation; Orders.............................................18
         2.19. Compliance with Laws...........................................18
         2.20. Compliance with Telecommunications Laws........................19
         2.21. Telecommunications Licenses....................................21
         2.22. Licenses, Permits and Rights-of-Way............................21
         2.23. Offering Exemption.............................................22
         2.24. Related Transactions...........................................22
         2.25. Boycott........................................................23
         2.26. Taxes..........................................................23
         2.27. Environmental Protection.......................................26
         2.28. Consents.......................................................27
         2.29. Insurance......................................................27
         2.30. Brokers........................................................28

                                                                            Page


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         2.31. Suppliers and Customers........................................28
         2.32. Real Property..................................................28
         2.33. Investment Banking Services....................................28
         2.34. Year 2000 Compliant............................................29
         2.35. Previous Issuances Exempt......................................29
         2.36. Investment Company Act.........................................29
         2.37. Disclosure.....................................................29

   SECTION 3.  Representations, Warranties and Acknowledgments of the
                    Investors.................................................29

   SECTION 4.  Covenants Prior to Closing.....................................32
         4.1.  Cooperation by Parties; Satisfaction of Closing Conditions.....32
         4.2.  Conduct of Business............................................32
         4.3.  Required Notices...............................................33
         4.4.  No Shop........................................................33

   SECTION 5.  Other Covenants................................................34
         5.1.  Use of Proceeds................................................34
         5.2.  Shareholders Agreement.........................................34
         5.3.  HSR Filing.....................................................34
         5.4.  Tax Indemnity..................................................34
         5.5.  Roll-Up Transactions...........................................36

   SECTION 6.  Conditions to the Purchase.....................................36
         6.1.  Conditions to Obligations of Each Party........................36
         6.2.  Conditions to Obligations of the Investors.....................36
         6.3.  Conditions to the Obligations of the Corporation...............38
         6.4.  Default by an Investor.........................................39

   SECTION 7.  Termination....................................................39

   SECTION 8.  Transfer Taxes.................................................39

   SECTION 10. Expenses.......................................................39

   SECTION 11. Indemnification................................................40
         11.1. General Indemnification........................................40
         11.2. Indemnification Principles.....................................41
         11.3. Claim Notice...................................................42
         11.4. Claim Procedure................................................42

   SECTION 12. Remedies.......................................................43

                                                                            Page

   SECTION 13. Further Assurances.............................................44

   SECTION 14. Successors and Assigns.........................................44

   SECTION 15. Entire Agreement...............................................44

   SECTION 16. Notices........................................................44

   SECTION 17. Amendments.....................................................47

   SECTION 18. Counterparts...................................................47

   SECTION 19. Headings.......................................................47

   SECTION 20. Nouns and Pronouns.............................................48

   SECTION 21. Governing Law; Waiver of Jury Trial............................48

   SECTION 22. Severability...................................................48

   SECTION 23. Currency.......................................................48

   SECTION 24. No Partnership.................................................48

                                    Schedules
                                    ---------


Schedule A                        Articles of Amendment
Schedule 1.1                      List of Investors
Schedule 2.1(a)                   WFI Entities, Organization and Good Standing
Schedule 2.3(a)                   Capitalization
Schedule 2.3(b)(i)                List of Shareholders
Schedule 2.3(b)(ii)               Common Share Equivalents
Schedule 2.3(b)(iv)               WFI Share Encumbrances or Restrictions
Schedule 2.3(b)(v)                Nomination or Election of Director Rights
Schedule 2.7                      Undisclosed Liabilities
Schedule 2.8                      Changes
Schedule 2.10(a)                  Agreements
Schedule 2.10(c)                  Fiber Sales Agreements
Schedule 2.10(d)                  Changes in Network Description
Schedule 2.11(d)                  Trademarks
Schedule 2.11(e)(f)               Third Party Intellectual Property
Schedule 2.15(a)                  Encumbrances
Schedule 2.15(c)                  Condemnation Proceedings
Schedule 2.16                     Employee Benefit Plans
Schedule 2.17                     Labor Relations; Employees
Schedule 2.18                     Litigation; Orders
Schedule 2.19                     Non-Compliance with Laws; Licenses
Schedule 2.20(a)                  Compliance with Telecommunications Laws
Schedule 2.20(e)                  Compliance with Communications Act
Schedule 2.21(a)                  Telecommunications Licenses
Schedule 2.22                     Local Licenses, Permits and Rights-of-Way
Schedule 2.24(a)                  Related Transactions
Schedule 2.26                     Taxes
Schedule 2.29                     Insurance
Schedule 2.32                     Real Property
Schedule 3                        U.S. Representations and Warranties
Schedule 4.2                      Conduct of Business
Schedule 5.1                      Use of Proceeds
Schedule 5.2                      Form of Shareholders Agreement
Schedule 6.2(f)                   Form of Registration Rights Agreement
Schedule 6.2(i)                   Form of Opinions

                             Index of Defined Terms
                             ----------------------


1933 Act.                                            Section 2.6(b)
Access Rights.                                       Section 2.22(b)
Additional Issuance Ratio.                           Section 1.4(b)
Affiliate.                                           Section 1.4(b)
Agreement.                                           recitals
Arrangement.                                         Section 2.27
Articles of Amendment.                               recitals
Balance Sheet.                                       Section 2.6(a)
Benefit Plan.                                        Section 2.16(a)
Board of Directors.                                  Section 6.2(d)
Business Day.                                        Section 1.2
Canadian Securities Laws.                            Section 3(i)
CFC.                                                 Section 2.26(d)
Claim Notice.                                        Section 11.3
Closing.                                             Section 1.2
Closing Date.                                        Section 1.2
Code.                                                Section 2.16(a)
Common Share Equivalents.                            Section 2.3(b)(ii)
Common Shares.                                       Section 2.3(a)(ii)
Communications Act.                                  Section 2.20(e)
Communications statutes.                             Section 2.20(a)
Competition Act.                                     Section 2.18
Contract.                                            Section 2.10
Conversion Shares.                                   Section 2.5
Corporation.                                         recitals
CRTC.                                                Section 2.18
Deductible.                                          Section 11.1
Deemed Outstanding Shares.                           Section 1.4(b)
Defaulted Shares.                                    Section 6.4
Defined Benefit Plan.                                Section 2.16(a)
DLJ.                                                 recitals
Documents.                                           Section 6.2(d)
Employee.                                            Section 2.16(a)
Employee Agreement.                                  Section 2.16(a)
Employee Shares.                                     Section 1.4(b)
Encumbrances.                                        Section 2.15(a)
Environmental Laws.                                  Section 2.27
ERISA.                                               Section 2.16(a)
ERISA Affiliate.                                     Section 11.1
FCC.                                                 Section 2.18
FPHC.                                                Section 2.26(d)

GAAP.                                                Section 2.6(a)
Governmental Authority.                              Section 2.26(n)
GSCP Parties.                                        recitals
Hazardous Substances.                                Section 2.27
Hibernia Commitment.                                 Section 6.2(l)
Hibernia Project.                                    Section 2.10(e)
Hibernia Supply Contract.                            Section 2.10(e)
HSR.                                                 Section 5.3
Industry Canada.                                     Section 2.18
Intellectual Property.                               Section 2.11
Investor.                                            recitals
Investor Entity.                                     Section 11.1
Lapsed Options.                                      Section 2.3(c)
Leased Real Properties.                              Section 2.32
Ledcor Roll-Up Agreement.                            Section 2.3(c)
Licenses.                                            Section 2.19(a)
Limit.                                               Section 11.1
Litigation.                                          Section 21
Losses.                                              Section 11.2
Material Adverse Effect.                             Section 2.1
Minority Roll-Up Agreement.                          Section 1.4(b)
Minority Roll-Up Shares.                             Section 1.4(b)
Minority Roll-Up Transaction.                        Section 1.4(b)
Multiemployer Plans.                                 Section 2.16(a)
Network.                                             Section 2.10(d)
Offering Memorandum.                                 Section 2.10(d)
Other Shareholders.                                  Section 1.4(b)
Owned Real Properties.                               Section 2.32
Ownership Regulations.                               Section 2.20(b)
Permits.                                             Section 2.22
Permitted Assigns.                                   Section 14
Permitted Encumbrances.                              Section 1.4(e)
Permitted Lapsed Option Reissuance.                  Section 1.4(b)
Person.                                              Section 2.26(n)
PFIC.                                                Section 2.26(d)
PFIC Annual Information Statement.                   Section 2.26(e)
PHC.                                                 Section 2.26(d)
Preferred Shares.                                    Section 2.3(a)(i)
Prohibited Transaction.                              Section 4.4
Project Subsidiary.                                  Section 4.2(b
Providence.                                          recitals
Purchase.                                            Section 1.1
Purchase Price.                                      Section 1.1

Purchase Price Adjustment.                           Section 1.4(a)
Real Properties.                                     Section 2.32
Registration Rights Agreement.                       Section 6.2(f)
Release.                                             Section 2.27
Retired Welfare Plan.                                Section 2.16(a)
Securities Act.                                      Section 2.6(b)
Securities Laws.                                     Section 2.35
Series A Non-Voting Preferred Shares.                recitals
Shareholders Agreement.                              Section 5.2
Subsidiary.                                          Section 2.12
Tax Return.                                          Section 2.26
Taxes.                                               Section 2.26
Telecommunications Licenses.                         Section 2.21(a)
Transaction Securities.                              Section 2.5
Transfer Taxes.                                      Section 8
Tyco.                                                recitals
WFI Entities.                                        Section 2.1
WFI Subsidiary.                                      Section 2.12

                              WORLDWIDE FIBER INC.

                       PREFERRED SHARE PURCHASE AGREEMENT


     AGREEMENT, dated as of September 7, 1999 (as amended from time to time, this "Agreement"), by and among WORLDWIDE FIBER INC., a Canadian corporation (the "Corporation"), DWF SRL a Barbados company ("DLJ"), GSCP3 WWF (BARBADOS) SRL, a Barbados company, WWF (BARBADOS) SRL, a Barbados company (collectively, the "GSCP Parties"), PROVIDENCE EQUITY FIBER L.P., a Delaware limited partnership ("Providence"), and TYCO GROUP S.A.R.L., a Luxembourg corporation ("Tyco") (each individually an "Investor" and collectively with DLJ, the GS Parties, and Providence, the "Investors").

                              W I T N E S S E T H :


     WHEREAS, the Corporation wishes to sell to the Investors, and the Investors wish to purchase from the Corporation, shares of a newly created series of Preferred Shares, the Series A Non-Voting Preferred Shares (the "Series A Non-Voting Preferred Shares") with the terms set forth in the Articles of Amendment of the Corporation in the form included in Schedule A hereto (the "Articles of Amendment").

     ACCORDINGLY, the parties hereto hereby agree as follows:

     SECTION 1. Issuance and Sale of Preferred Shares.

     1.1. The Purchase. (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, each Investor shall, severally and not jointly, purchase from the Corporation and the Corporation shall issue to each Investor, the number of Series A Non-Voting Preferred Shares set forth opposite such Investor's name on Schedule 1.1 (the "Purchase"), subject to adjustment as set forth in Section 1.4, at the purchase price set forth opposite such Investor's name on Schedule 1.1. The aggregate purchase price to be paid by the Investors to the Corporation for the Series A Non-Voting Preferred Shares purchased by them hereunder is U.S. $345,000,000 (the "Purchase Price").

     1.2. The Closing. (a) Subject to the terms and conditions set forth in this Agreement, the closing of the Purchase (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004 on the first Business Day after the day on which the last of the conditions set forth in Section 6 hereof shall have been fulfilled or waived (or, if contemplated to be satisfied simultaneously with the Closing, are capable of being satisfied) or such other date as may be agreed to in writing by each of the parties hereto (the "Closing Date"). For purposes of this

Agreement, "Business Day" means any day other than a Saturday, a Sunday or a day when commercial banks in New York City or Barbados are required to be closed.

     1.3. Deliveries at the Closing. (a) At the Closing, the Corporation shall deliver to each Investor a certificate or certificates representing the Series A Non-Voting Preferred Shares purchased by such Investor, registered in the name of such Investor or its nominee. Delivery of such certificates to an Investor shall be made against receipt at the Closing by the Corporation from such Investor of the Purchase Price, which shall be paid by wire transfer to an account designated at least one Business Day prior to the Closing by the Corporation.

     (b) At the Closing, the Corporation will deliver to the Investors, and the Investors will deliver to the Corporation, the various certificates, instruments and documents referred to in Section 6 below.

     1.4. Purchase Price Adjustment. (a) In addition to, and without limitation of all other indemnities in this Agreement, as a protection to the Investors against the existence of issued shares or other securities of the Corporation not disclosed in Section 2.3, in the event that, at any time, the representation and warranty set forth in Section 2.3(c) is determined to have been incorrect as of the Closing, the Corporation shall issue to the Investors (on a pro rata basis, based upon the amount of each Investor's original investment), at no additional cost to the Investors, and as an adjustment to the purchase price (whether under this paragraph (a) or paragraphs (b) or (c) of this Section 1.4, a "Purchase Price Adjustment") paid by the Investors per Series A Non-Voting Preferred Share, an additional amount of Series A Non-Voting Preferred Shares such that, if such issuance of additional Series A Non-Voting Preferred Shares had been made at Closing, such representation and warranty would have been true and accurate in all respects.

     (b) If at any time after the Closing, the Corporation shall either: (i) subject to paragraph (f) of this Section 1.4, issue any Employee Shares (other than (x) Common Shares issued upon the exercise of stock options listed as
Common Share Equivalents on Schedule 2.3(b)(ii) (i.e., [      ]* options granted
pursuant to the Worldwide Fiber Inc. 1998 Long Term Incentive and Share Award Plan (Amended) (the "1998 Plan") (the "Existing 10% Option Pool")) or (y) Common Shares issued upon the exercise of stock options granted under the New 5% Option Pool (as defined below) to the extent the grant of such stock options as Employee Shares previously resulted in an adjustment under this Section 1.4(b)), Deemed Outstanding Shares, Permitted Reissued Options or Common Shares issued upon the exercise of Permitted Reissued Options) or (ii) issue any Minority Roll-Up Shares (except Minority Roll-Up shares issued after September 7, 2000), then the Corporation shall (in the case of clause (i), at the end of each calendar quarter (unless otherwise requested by any Investor), and in the case of clause (ii) immediately) issue to the Investors (on a pro rata basis, based upon the amount of each Investor's original investment), at no additional cost to the Investors, and as a Purchase Price Adjustment, a number of Series A Non-Voting Preferred Shares per each Series A Non-Voting Preferred Share equal to


                                      -2-
----------

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

                 [




                                                           ]*

     For purposes of this Agreement:

     "Affiliate" means any partnership, corporation, trust, or other organization which is controlled by or under common control of the Corporation or its Subsidiaries.

     "Deemed Outstanding Shares" means (i) any Common Shares or Common Share Equivalents issuable pursuant to any Contract (as defined in Section 2.10) entered into by the Corporation prior to the date hereof, or any preemptive right granted by the Corporation prior to the date hereof, and (ii) 4,500,000 Common Shares issued, or to be issued, in consideration for the acquisition by the Corporation of fiber assets and related rights and obligations from Ledcor Industries Limited or Ledcor Industries Inc. under the amended and restated Share Purchase Agreement entered into on September 7, 1999 between Ledcor Industries Limited, Ledcor Industries Inc. and the Corporation (the "Ledcor Roll-Up Agreement"). For greater certainty, Deemed Outstanding Shares do not include Common Shares issuable pursuant to the Minority Roll-Up Transactions.

     "Employee Shares" means any Common Shares (as defined in Section 2.3(a)) or Common Share Equivalents (as defined in Section 2.3(b)) issued to directors, officers, employees or consultants of the Corporation, its Subsidiaries or the entities permitted under the terms of the 1998 Plan.

     "Lapsed Options" means any stock options listed as Common Share Equivalents on Schedule 2.3(b)(ii) (options granted pursuant to the Existing Option Pool) or
up to [        ]* options issued by the Corporation pursuant to the 1998 Plan after the date hereof (the "New 5% Option Pool"), in either case which after the Closing Date lapses or terminates without being converted or exercised.

     "Minority Roll-Up Shares" means any Common Shares or Common Share Equivalents issued pursuant to any Minority Roll-Up Transaction.

----------

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

     "Minority Roll-Up Transaction" means the issuance by the Corporation of Common Shares or Common Share Equivalents pursuant to any of the Minority Roll-Up Agreements (or any transactions or series of related transactions with similar effect).

     "Minority Roll-Up Agreement" means (a) the unanimous shareholder agreement dated as of May 28, 1999 between Worldwide Fiber Networks Ltd., Canadian National Railway Company and WFI-CN Fibre Inc., (b) the limited liability company agreement of Worldwide Fiber IC LLC effective as of May 28, 1999 between Worldwide Fiber IC Holdings, Inc. and IC Fiber Holdings Inc., and (c) the shareholders agreement dated December 31, 1998 between the Corporation, Worldwide Fiber Networks Ltd., Ledcor Industries Inc., Worldwide Fiber (USA), Inc. (formerly known as Pacific Fiber Link, Inc.), Mi-Tech Communications, LLC, Ledcor and Michels Pipeline Construction, Inc.

     "Permitted Reissued Option" means any Common Share Equivalent issued in accordance with the Corporation's stock option plan then in effect to replace any Lapsed Option with a conversion or exercise price equal to or greater than the conversion or exercise price of the Lapsed Option (as adjusted to reflect any stock split, stock dividend, combination, reorganization, reclassification or other similar event involving Common Shares) and a term no longer than the original term of the Lapsed Option.

     (c) If, at the time of any Purchase Price Adjustment pursuant to Section 1.4(a) or (b), all Series A Non-Voting Preferred Shares have been converted into Common Shares, in lieu of issuing Series A Non-Voting Preferred Shares pursuant to Section 1.4(a) or Section 1.4(b), the Corporation shall promptly issue to the Investors (on a pro rata basis), at no additional cost to the Investors and as a Purchase Price Adjustment, an additional amount and kind of Common Shares equal to the amount and kind of Common Shares issuable upon the conversion (based on the conversion ratio that would have been in effect if the Series A Non-Voting Preferred Shares were outstanding and had not been converted into Common Shares) of the amount of Series A Non-Voting Preferred Shares which would have been issued with respect to such Purchase Price Adjustment pursuant to Section 1.4(a) or Section 1.4(b) treating for purposes of such Purchase Price Adjustment the Series A Non-Voting Preferred Shares as not having been converted into Common Shares.

     (d) Any additional Series A Non-Voting Preferred Shares and Common Shares issued to the Investors pursuant to this Section 1.4 shall be treated as if they were issued on the date hereof and shall reflect any dividends or other distributions which would have accrued or have been payable with respect to and the application of any anti-dilution, ratable treatment or similar provisions as set forth in the Articles of Amendment, applicable law or otherwise which would have been applicable to such Series A Non-Voting Preferred Shares and Common Shares had they been issued on the date hereof.

     (e) In connection with any issuance of Series A Non-Voting Preferred Shares pursuant to this Section 1.4, the Corporation shall reserve a sufficient number of shares of Class A Non-Voting Common Shares for issuance to the Investors upon the conversion of the Series A Non-Voting Preferred Shares so issued. Any Series A Non-Voting Preferred Shares or Common Shares issued to the Investors pursuant to this
Section 1.4 shall, when issued, be validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof (other than any Encumbrances, as defined in Section 2.15, that exist as a result of any act, or failure to act, by any current or former holder, whether beneficial or of record, of such shares, referred to as "Permitted Encumbrances").

     (f) Section 1.4(b) shall not apply to the issuance of Employee Shares after the sum of all Employee Shares issued for which adjustment has been made in accordance with Section 1.4(b)(i) equals 1,982,653 Common Shares or Common Share Equivalents on an as converted basis (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, reclassification or other similar event involving Common Shares).

     SECTION 2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date hereof throughout this Agreement) as follows:

     2.1. Organization and Good Standing; Power and Authority; Qualifications. The Corporation and each of its subsidiaries (all of which are set forth in Schedule 2.1(a)) (collectively with the Corporation, the "WFI Entities") (a) is a corporation, limited liability company, general or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization, amalgamation or continuance, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted, and (c) has all requisite corporate power and authority to enter into and carry out the transactions contemplated by each of the Documents (as defined in Section 6.2(d)) to which it is a party. Each WFI Entity is qualified to transact business as an extra-provincial corporation or foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1(a) in square brackets opposite its name, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the business, prospects, condition (financial or otherwise), operations, properties, assets or liabilities of the WFI Entities taken as a whole (a "Material Adverse Effect"). For all purposes of this Agreement, the business, prospects, conditions (financial or otherwise), operations, properties, assets or liabilities of the WFI Entities shall be deemed to include the business, prospects, condition (financial or otherwise), operations, properties, assets and liabilities associated with the Fiber Assets (and the rights, liabilities and obligations associated with the Fiber Assets) as defined in the Ledcor Roll-Up Agreement.

     2.2. Authorization of the Documents. The execution and delivery by the Corporation of each of the Documents and the performance by the Corporation of its obligations thereunder has been duly authorized by all requisite corporate action on the part of the Corporation. As of the date hereof, this Agreement constitutes, and as of the Closing Date, each of the Documents will constitute, a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by equitable principles generally, whether enforced in a court of law or at equity.

     2.3. Capitalization. (a) The authorized capital of the Corporation immediately following the Closing will consist of:

     (i) Preferred Shares. An unlimited number of Preferred Shares (the "Preferred Shares") of which 8,866,808 Series A Non-Voting Preferred Shares are issued and outstanding, no Series B Subordinate Voting Preferred Shares (the "Series B Voting Preferred Shares") are issued and outstanding and no Series C Redeemable Preferred Shares are issued and outstanding, and all such shares are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof when so issued and delivered and free and clear of all Encumbrances other than Permitted Encumbrances; and

     (ii) Common Shares. An unlimited number of Class A Non-Voting Shares, an unlimited number of Class B Subordinate Voting Shares and an unlimited number of Class C Multiple Voting Shares (together with any common shares of the Corporation of any other class or series hereafter authorized, the "Common Shares"), of which no Class A Non-Voting Shares are issued and outstanding, 23,843,500 of Class B Subordinate Voting Shares are issued and outstanding, and no Class C Multiple Voting Shares are issued and outstanding. All such outstanding shares are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free and clear of all Encumbrances other than Permitted Encumbrances.

     (b) Except as set forth in clause (a) above, there will be no share capital of the Corporation outstanding immediately following the Closing.

     (i) Schedule 2.3(b)(i) Part I hereto contains a complete and correct list of each holder of record of share capital of each WFI Entity immediately preceding the Closing, including (A) whether, for purposes of the foreign ownership and control requirements under the Telecommunications Act and the rules and regulations promulgated thereunder, such holder is a "Canadian" or a "non-Canadian," and (B) the number of shares of capital held by each such holder and the percentage represented by such shares of (1) the outstanding Common Shares, on a fully diluted basis (assuming the conversion, exchange or exercise of all outstanding Common Share Equivalents), and (2) the total number of votes able to be cast on any matter by all voting securities of the Corporation.
Schedule 2.3(b)(i) Part II hereto
contains a complete and correct list of each holder of record of share capital of the Corporation immediately following the Closing.

     (ii) Schedule 2.3(b)(ii) hereto contains a complete and correct list of all outstanding warrants, options, agreements, convertible securities or other commitments or outstanding securities convertible into, or exchangeable or exercisable for, Common Shares (collectively, "Common Share Equivalents"), or pursuant to which any WFI Entity is or may become obligated to issue any shares of its capital or other securities, which (A) names the holder of record of such Common Share Equivalents, (B) and specifies which of the Common Share Equivalents are, to the knowledge of the Corporation, "Canadian" for purposes of the foreign ownership and control requirements under the Telecommunications Act and the rules and regulations promulgated thereunder, and (C) the shares of capital or other securities required to be issued thereunder as of the date hereof and as of the Closing Date and the price per share, if any, payable with respect to the issuance of any share of capital issuable thereunder. Schedule 2.3(b)(ii) also sets forth a true and accurate calculation of the number of the Deemed Outstanding Shares (as defined in Section 1.4(b)). For greater certainty, Common Share Equivalents do not include the agreements and commitments related to the Minority Roll-Up Transactions or the Ledcor Roll-Up Agreement (as defined in Section 1.4(b)).

     (iii) Except as set forth on Schedule 2.3(b)(i), the Corporation has no knowledge of the names of any beneficial owners of shares of capital of any WFI Entity who are not otherwise holders of record. Except as set forth on Schedule 2.3(b)(ii) or as contemplated by the Documents there are, and immediately after the Closing, there will be, no Common Share Equivalents and no rights, including preemptive or similar rights, to purchase or otherwise acquire shares or sell or otherwise transfer shares in the capital (or in the case of non-corporate entities, other ownership interests) of any WFI Entity pursuant to any provision of law, the articles of incorporation or the by-laws or similar constituent documents of such WFI Entity, any agreement to which such WFI Entity is a party or otherwise.

     (iv) Except as set forth on Schedule 2.3(b)(iv) or as contemplated by the Documents, none of the WFI Entities is a party to, and, to the Corporation's knowledge, there are, and immediately after the Closing, there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, shareholders' agreement, etc., whether or not the Corporation is a party thereto) with respect to the purchase, sale or voting of any shares of capital of any WFI Entities (whether outstanding or issuable upon conversion, exchange or exercise of outstanding securities) or other securities of any WFI Entities pursuant to any provision of law, the Articles of Incorporation or By-Laws, any agreement or otherwise.

     (v) Except (i) as set forth on Schedule 2.3(b)(v), (ii) as contemplated by the Documents and (iii) for each shareholder's right to vote its Common Shares for the election of directors, no person has the right to nominate or elect one or more directors of any WFI Entities.

     (c) The Series A Non-Voting Preferred Shares issued to the Investors on the Closing Date under this Agreement would, if converted into Common Shares, as of
the Closing Date represent, in the aggregate, [    ]* of the outstanding Common
Shares of the Corporation (treating for purposes of these calculations (i) all Common Shares outstanding on the Closing Date as outstanding, (ii) all Deemed Outstanding Shares (and any Common Shares or Common Share Equivalents issuable pursuant to Deemed Outstanding Shares) as outstanding, (iii) all Common Shares Equivalents outstanding on the Closing Date (or issuable pursuant to Deemed Outstanding Shares) as having been converted, exchanged, exercised, issued, and/or outstanding, as the case may be, and the resulting Common Shares as outstanding, and (iv) all Series A Non-Voting Preferred Shares as having been converted into outstanding Common Shares).

     2.4. Authorization and Issuance of Share Capital. (a) The authorization, issuance, sale and delivery of the Series A Non-Voting Preferred Shares pursuant to this Agreement, and (b) the authorization, reservation, issuance, sale and delivery of the Conversion Shares, in each case, have been duly authorized by all requisite corporate action on the part of the Corporation, and when issued, sold and delivered in accordance with this Agreement, the Transaction Securities will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances (other than any Permitted Encumbrances) and not subject to preemptive or similar rights of the shareholders of the Corporation or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Common Shares, or any series of Preferred Shares of the Corporation are as stated in the Articles of Amendment and the By-Laws.

     2.5. Reservation of Shares. The Corporation has reserved a sufficient number of shares of (a) Class A Non-Voting Shares and Series B Voting Preferred Shares for issuance to the Investors upon the conversion of any Series A Non-Voting Preferred Shares issued to the Investors in accordance with this Agreement (including pursuant to the provisions of Sections 1.4(a) and (b)), (b) Series A Non-Voting Preferred Shares for issuance to the Investors pursuant to the provisions of Sections 1.4(a) and 1.4(b), (c) Series A Non-Voting Preferred Shares and Class B Subordinate Voting Shares for issuance to the Investors upon conversion of the Series B Voting Preferred Shares, and (d) Common Shares for issuance upon the exercise of all other Common Share Equivalents outstanding on the date hereof. The Common Shares, Series B Voting Preferred Shares and Series A Non-Voting Preferred Shares issuable upon conversion of the Series A Non-Voting Preferred Shares or the Series B Voting Preferred Shares, as the case may be, shall be referred to collectively as the "Conversion Shares," and the Conversion Shares, together with the Series A Non-Voting Preferred Shares issued pursuant to Sections 1.1 and 1.4, shall be referred to collectively as the "Transaction Securities."

     2.6. Financial Statements. (a) The Corporation has made available to the Investors the audited divisional statements of operations

----------

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

and retained earnings and cash flows of the predecessor of the Corporation for the fiscal years ended March 31, 1996 and August 31, 1997 and the nine months ended May 31, 1998 and the audited divisional balance sheets of the predecessor of the Corporation as of August 31, 1996, August 31, 1997 and May 31, 1998. The Corporation has made available to the Investors the audited consolidated statements of income, changes in shareholders' equity and cash flows of the Corporation and its subsidiaries for the period ended December 31, 1998 and the audited balance sheet of the Corporation and its subsidiaries as of December 31, 1998, and the unaudited consolidated balance sheet of the Corporation and its subsidiaries as of June 30, 1999 (the "Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Corporation and its subsidiaries for the six months ended June 30, 1999. All such financial statements (i) are in accordance with the books and records of the predecessor of the Corporation, the Corporation and its subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied (except that such unaudited financial statements do not contain all of the footnotes required under GAAP) and (iii) fairly present the financial position of the predecessor of the Corporation, or the Corporation and its subsidiaries as of August 31, 1996, August 31, 1997, May 31, 1998, December 31, 1998 and June 30,
1999, respectively, and the results of their operations and cash flows for the fiscal years ended March 31, 1996 and August 31, 1997 and the nine months ended May 31, 1998, the fiscal year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

     (b) The Corporation has made available to the Investors the pro forma consolidated statements of income of the Corporation and its subsidiaries for the fiscal year ended December 31, 1998. All such pro forma financial data was prepared on a basis consistent with the historical financial statements of the Corporation and its subsidiaries and the predecessor of the Corporation and its subsidiaries, and give effect to the assumptions used in the preparation thereof on a reasonable basis in accordance with Regulation S-X under the United States Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") and present fairly the data for the periods presented.

     2.7. Absence of Undisclosed Liabilities. Except as disclosed on Schedule 2.7, no WFI Entity has any liabilities or obligations (whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (a) liabilities or obligations reserved against or otherwise disclosed in the Balance Sheet or the footnotes thereto, (b) other liabilities or obligations which were incurred after June 30, 1999 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and which, individually or in the aggregate, do not exceed US$10,000,000 and (c) liabilities or obligations under Contracts (but not liabilities for breaches thereof) (x) identified in
Schedule 2.10 or (y) that are not required to be identified on Schedule 2.10 which arise in the ordinary course of business.

     2.8. Absence of Changes. Except as set forth on Schedule 2.8, since December 31, 1998, each WFI Entity has conducted its business in the ordinary course, consistent with past practice and there has not been:
(a) any material adverse change in the condition (financial or otherwise), operations, properties, prospects, results of operations, business, assets, or liabilities of any WFI Entity or any event or condition which could reasonably be expected to, individually or in the aggregate, have such a material adverse change, (b) any waiver or cancellation of any material right of any WFI Entity, or the cancellation of any material debt or claim held by any WFI Entity, (c) any payment, discharge or satisfaction of any claim, liability or obligation of any WFI Entity other than in the ordinary course of business, (d) any Encumbrance upon the assets of any WFI Entity other than an Encumbrance which arises in the ordinary course of business and which does not materially impair such WFI Entity's ownership, or use of such asset or ability to obtain financing by using such asset as collateral, (e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of any WFI Entity other than as specifically contemplated in this Agreement, (f) any issuance of any shares, bonds or other securities of any WFI Entity, (g) any sale, assignment or transfer of any tangible or intangible assets of any WFI Entity except in the ordinary course of business, (h) any loan by any WFI Entity to any officer, director, employee, consultant or shareholder of such WFI Entity (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of any WFI Entity, (j) other than salary increases in the ordinary course of business which would not constitute a Major Transaction (as defined in the Shareholders Agreement) if the Shareholders Agreement had been in effect, any increase, direct or indirect, in the compensation (including bonuses and other benefits) paid or payable to any officer or director of any WFI Entity or, other than in the ordinary course of business, to any other employee, consultant or agent of any WFI Entity, (k) any change in the accounting or tax methods, practices or policies, or any material tax election, of any WFI Entity, (l) any indebtedness incurred for borrowed money by any WFI Entity other than (1) in the ordinary course of business or (2) pursuant to the Hibernia Commitment (as defined in Section 6.2(l)), (m) any amendment to or termination of any material Contract to which any WFI Entity is a party, (n) to the best knowledge of the Corporation, any material adverse change with respect to the regulation of the Corporation and the WFI Entities taken as a whole or its activities by any administrative agency or governmental body, (o) any material change in the manner of business or operations of the Corporation and the WFI Entities taken as a whole (including, without limitation, any accelerations or deferral of the payment of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (p) any capital expenditures with respect to tangible assets or commitments therefor by any WFI Entity that aggregate (with respect to all WFI Entities) in excess of US$10,000,000, (q) any amendment of the articles of incorporation, by-laws or other organizational documents of any WFI Entity other than as specifically contemplated by this Agreement, (r) any transaction entered into by a WFI Entity other than in the ordinary course of business or any other transaction entered into by a WFI Entity material to the Corporation and the WFI Entities taken as a whole whether or not in the ordinary course of business other than as specifically contemplated by this Agree-ment, or (s) any agreement or commitment (contingent or otherwise) by any WFI Entity to do any of the foregoing.

     2.9. No Conflict. The execution, delivery and performance by the Corporation of the Documents and the consummation by the Corporation of the transactions contemplated hereby and thereby and the compliance by each WFI Entity with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery by the Corporation of the Transaction Securities) will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to any WFI Entity, or any of their respective properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of its properties or assets under, any Contract, license or permit to which any WFI Entity is a party or (c) violate the Articles of Continuance, as amended or By-Laws of the Corporation or the Articles of Incorporation or By-Laws or other organizational documents of any other WFI Entity.

     2.10. Agreements. (a) Except as set forth on Schedule 2.10(a), no WFI Entity is a party to any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral (a "Contract"), including all construction agreements, asset swap agreements, co-development agreements, right of way agreements and joint ventures, other than any Contract which (i) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which no WFI Entity has any liability, contingent or otherwise, or (ii) involves payments to or from such WFI Entity (as opposed to an indemnity agreement or similar contract under which a WFI Entity has any contingent liability) which payments do not aggregate US$10,000,000, and in each case, is not material to the business or financial condition of the Corporation and the WFI Entities taken as a whole.

     (b) Complete copies (or, if oral, full and accurate written descriptions) of all Contracts required to be listed on Schedule 2.10(a), including all amendments thereto, have been made available to the Investors. Each such Contract is, as of the date hereof, and will continue to be after the Closing, a legal, valid and binding obligation, enforceable against, and in full force and effect against, all the parties thereto on identical terms following the Closing. There is no breach, violation or default by any WFI Entity and no event (including, without limitation, the consummation of the transactions contemplated by the Documents or any pending or threatened (in writing) termination, cancellation or material modification) which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by such WFI Entity under any such Contract or (B) give rise to any lien or right of (or result in any) termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against such WFI Entity under, any such Contract except where such breach, violation or default would not have a Material Adverse Effect. To the knowledge of the Corporation, no other party to any of such Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

     (c) Schedule 2.10(c) is a materially accurate and complete list of fiber sales agreements, including the parties thereto, and the total revenue and the booked portions thereof as of June 30, 1999.

     (d) The disclosure contained in the Corporation's final offering memorandum for $US500,000,000 of 12% Senior Notes due 2009 dated July 23, 1999 (the "Offering Memorandum"), under the caption "Business--The Network" is accurate and complete as at the date thereof and there has been no material change in the facts disclosed therein since July 23, 1999, except as set forth on Schedule 2.10(d) (such disclosure amended as described in Schedule 2.10(d) referred to herein as the "Network".

     (e) The agreement dated June 18, 1999 with Tyco Submarine Systems Ltd. (the "Hibernia Supply Contract") (a copy of which agreement has been previously provided to the Investors and is described in Schedule 2.10(a)) contains an accurate and complete summary of the current proposed completion schedule for the Hibernia Project. "Hibernia Project" means the installation of a submarine cable system connecting cable landing stations located in Lynn, Massachusetts to Halifax, Nova Scotia to Dublin, Ireland to Southport (Liverpool), U.K. connected to London, U.K. (vicinity) and connecting to Lynn, Massachusetts, with four repeated segments of 4 fiber pairs capable of carrying thirty-two 10Gb/s channels, including the cable landing stations.

     2.11. Intellectual Property Rights. (a) Each WFI Entity owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property (as defined below), individually or in the aggregate, material to the operation of its business as currently conducted. Each item of Intellectual Property owned or used by such WFI Entity immediately prior to the Closing will be owned or available for use by such WFI Entity on identical terms and conditions immediately subsequent to the Closing. Each WFI Entity has taken all necessary action, and continues to do so, to maintain and protect their interest in each item of Intellectual Property that is material to the conduct of its business.

     (b) To the knowledge of the Corporation, no WFI Entity has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and no WFI Entity has received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Corporation, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of any WFI Entity.

     (c) No WFI Entity owns any patent or has any pending patent application.

     (d) Schedule 2.11(d) identifies all registered or unregistered trademarks of each WFI Entity. No WFI Entity has granted any license or other permission to any third party with respect to any of its Intellectual Property with a value of US$100,000 or greater.

     (e) The Corporation has made available to the Investors a correct and complete copy of all licenses held by the Corporation and material to the conduct of its business as presently conducted with respect to its Intellectual Property, which licenses are identified in Schedule 2.11(e). With respect to each item of Intellectual Property required to be identified in Schedule 2.11(d) and Schedule 2.11(e) and except as set forth in Schedule 2.11(e):

     (i) the relevant WFI Entity possesses all right, title and interest in and to the item, free and clear of any encumbrance, license or other restriction;

     (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

     (iii) such WFI Entity has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

     (f) Schedule 2.11(f) identifies each item of Intellectual Property that is material to the conduct of its business as presently conducted. No WFI Entity has granted any sublicense or similar right with respect to any such agreements or Intellectual Property, and, to the knowledge of the Corporation, (i) each such item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or change and (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of the Corporation is threatened which challenges the legality, validity, or enforceability of any such item of Intellectual Property.

     (g) To the knowledge of the Corporation, neither it nor any other WFI Entity interferes with, infringes upon or misappropriates any Intellectual Property rights of third parties as a result of the operation of its business except which interference, infringement or misappropriation would not have a Material Adverse Effect.

For purposes of this Agreement, "Intellectual Property" means all worldwide
(a) inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) mask works and all applications, registrations and renewals in connection therewith, (e) know-how, trade secrets and confidential business in-formation, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) computer software (including data and related documentation), (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses and agreements in connection therewith.

     2.12. Equity Investments; Subsidiaries. (a) Schedule 2.1(a) sets forth a complete and accurate list of each Subsidiary of the Corporation (each a "WFI Subsidiary"). Except as set forth on Schedule 2.1(a), the Corporation has never had, nor does it presently have, any Subsidiaries, nor has it owned, nor does it presently own, whether directly or indirectly owned, any share capital or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. For purposes of this Agreement, the term "Subsidiary" means, with respect to any person, any company, limited liability company, general or limited partnership or other entity (i) of which at least a majority of the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by such person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such person.

     (b) The capital stock of each WFI Subsidiary held by a WFI Entity is validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and is free of any Encumbrances, except as set forth on Schedule 2.15(a).

     2.13. Corporate Minute Books. The corporate, partnership or limited liability company records of each WFI Entity are correct and complete in all material respects. True and complete copies of all minutes of meetings or other actions by the directors, members, partners, shareholders or incorporators of each WFI Entity since their respective inceptions to the Closing Date have been made available to the Investors.

     2.14. Suitability. (a) To the knowledge of the Corporation, none of the following events has occurred during the last five years with respect to any director or officer of the Corporation: (i) a petition under Canadian federal bankruptcy or insolvency laws was filed by or against, or a receiver, fiscal agent or similar officer was appointed for the business or property of such person; (ii) such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding; (iii) such person is subject to an order, judgment or decree enjoining him from engaging in any kind of business practice or any other activity in connection with the purchase or sale of securities, or to be associated with persons engaging in such activities; (iv) such person was found by a court of competent jurisdiction in a civil action or by a government agency to have violated any secu-rities laws, regulation or policy; or (v) such person has been the subject of any investigation in respect of the breach or contravention of any securities law, regulation or policy whether in Canada or any other jurisdiction.

     (b) To the knowledge of the Corporation, none of the events described in
Item 401(f) of Regulation S-K under the 1933 Act, has occurred during the last five years with respect to any director or officer of the Corporation.

     2.15. Assets. (a) Each WFI Entity has good and marketable title to, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except (i) as disclosed in Schedule 2.15(a), (ii) Encumbrances for taxes not yet due and payable, or (iii) Encumbrances set forth on Schedule 2.15(a) for taxes and charges and other claims, the validity of which it is contesting in good faith. The assets and property owned by, or leased to, any WFI Entity are sufficient for the conduct of the business and operation of such WFI Entity as presently conducted.

     (b) All buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by, or leased to any WFI Entity, as of the date hereof, (i) are in good operating condition and repair (normal wear and tear excepted), free (in the case of buildings or structures located on the Real Properties) of any material structural or engineering defects, (ii) are subject to continued repair and replacement in accordance with past practice and all material applicable regulations, and (iii) are suitable for their current use in all material respects.

     (c) Except as set forth on Schedule 2.15(c), no WFI Entity has received written notice of, or has knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets (including, without limitation, any assets comprising or relating to the Corporation's fiber optic network of such WFI Entity (including the Real Properties, as defined in Section 2.32) which, if condemned or taken, would constitute a Material Adverse Effect.

     2.16. Employee Benefit Plans. (a) Schedule 2.16 hereto sets forth all Benefit Plans and Employee Agreements. For purposes of this Agreement (i) "Benefit Plan" means each plan, program, policy, payroll practice, contract, agreement or other arrangement, or commitment therefor, providing for compensation, severance, termination pay, pension, retirement or any other post-termination benefit, performance awards, share or share-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by any WFI Entity or pursuant to which any WFI Entity has any liability, contingent or otherwise; (ii) "Employee Agreement" means each management, employment, bonus, option, equity (or equity related), severance, consulting, noncompete, confidentiality or similar agreement or con-tract between any WFI Entity and any current, former or retired employee, officer, consultant, independent contractor, agent or director of such WFI Entity (an "Employee") who receives or received annual salary from such WFI Entity in excess of US$150,000 (excluding written offers of employment at will that do not include any severance benefits other than those to which the Employee may be entitled under applicable law); and (iii) "Defined Benefit Plan" means any "registered pension plans" (as defined in the Income Tax Act (Canada)) or any "defined benefit plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") Section 3(35)); (iv) "Multiemployer Plans" means any "multiemployer plan" (as defined in ERISA Section 3(37)) as to which any WFI Entity or ERISA Affiliates (as defined below) is required to contribute; and (v) "Retired Welfare Plan" means any Benefit Plan which provides, or has any liability to provide, life insurance or medical, severance or other employee welfare benefits to any Employee beyond his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). No WFI Entity or ERISA Affiliate currently sponsors, maintains, contributes to, or is required to contribute to, and no WFI Entity or ERISA Affiliate has any material liability contingent or otherwise with respect to any Defined Benefit Plan, Retired Welfare Plan or Multiemployer Plan.

     (b) The Corporation has made available to the Investors current, accurate and complete copies of all documents embodying or relating to each Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the most recent annual report (Series 5500 and related schedules) required under ERISA (if any), summary annual reports, the most recent determination letter (if any) received from Revenue Canada or the IRS, the most recent summary plan description (with all material modifications) (if any), if the Benefit Plan is funded, the most recent annual and periodic accounting of Benefit Plan assets, the most recent actuarial report, if any, prepared for each Benefit Plan, and all material communications to any Employee or Employees relating to any Benefit Plan or Employee Agreement which could materially increase the liability under any such plan or agreement.

     (c) To the knowledge of the Corporation, no Employee has been hired in violation of any restrictive covenant or any non-compete agreement with any other person or entity.

     (d) With respect to each Benefit Plan and/or Employee Agreement, as the case may be, (i) each WFI Entity has performed all obligations (including contribution obligations) required to be performed by it under or in respect of each Benefit Plan and Employee Agreement and no WFI Entity is in default under or in violation of, any Benefit Plan or Employee Agreement except where such default or violation would not have a Material Adverse Effect, (ii) each Benefit Plan has been established and maintained in accordance with its terms and in material compliance with all applicable Canadian and non-Canadian laws, statutes, orders, rules and regulations, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with any governmental agency (Canadian or non-Canadian), (iii) each WFI Entity has complied with all of its obligations un-der each Employee Agreement and each Employee Agreement is presently, and has at all times in the past been, in compliance with all statutes, orders, rules and regulations applicable to it, (iv) to the knowledge of the Corporation, each Employee Agreement that is a confidentiality or other similar agreement is fully enforceable in accordance with its terms and, to the knowledge of the Corporation, no person or entity is presently, or has at any time in the past been, in violation of any of the terms of any such Employee Agreement, (v) each Benefit Plan intended to qualify under Section 401 of the Code has received or has timely applied for a determination letter by the IRS to the effect that each such Benefit Plan is so qualified and that each trust forming a part of any such Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of the Corporation, no circumstances exist which could adversely affect this qualification or exemption; (vi) no material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Benefit Plan; (vii) no action or failure to act and no transaction or holding of any asset by, or with respect to, any Benefit Plan has or may subject any WFI Entity or any fiduciary to any material tax, penalty or other liability, whether by way of indemnity or otherwise,
(viii) there are no actions, proceedings, arbitrations, suits, claims or other similar proceedings pending, or to the knowledge of the WFI Entities, threatened or anticipated (other than routine claims for benefits) against any WFI Entity or any administrator, trustee or other fiduciary of any Benefit Plan with respect to any Benefit Plan or Employee Agreement, or against any Benefit Plan or against the assets of any Benefit Plan, and (ix) no Benefit Plan is under audit or investigation by any governmental agency (Canadian or non-Canadian), and to the knowledge of the WFI Entities, no such audit or investigation is pending or threatened.

     (e) The execution of, and performance of the transactions contemplated in, this Agreement or the other Documents will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee or (ii) result in the triggering or imposition of any restrictions or limitations on the right of any WFI Entity to amend or terminate any Benefit Plan or (iii) result in any payment made or to be made by any WFI Entity constituting an "excess parachute payment" within the meaning of Section 280G of the Code.

     2.17. Labor Relations; Employees. Schedule 2.17 hereto lists all employees of any WFI Entity with either (i) an annual base salary in excess of US$150,000 or (ii) employed under terms of written employment agreements that are not terminable upon giving reasonable notice in accordance with applicable law that provide for severance, change of control or other similar compensation materially in excess of the amounts that would otherwise be payable to such employee under applicable statutes or at common law. Except as listed on
Schedule 2.17, no WFI Entity is bound by a change of control provision or change of control agreement in respect of any employee of a WFI Entity. Except as set forth on Schedule 2.17 hereto, (a) no WFI Entity is delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other compensation for any services performed through the date hereof or amounts required to be reimbursed by them through the date hereof, (b) each WFI Entity is in material compliance with all applicable Canadian and non-Canadian federal, provincial, state and local laws, rules and regulations respecting employment, employment practices, occupational health and safety, workers' compensation, pay equity, labor, terms and conditions of employment and wages and hours, (c) except as listed on Schedule 2.17, no WFI Entity is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the WFI Entities, has sought to represent any of the employees, representatives or agents of any WFI Entity, or has bargaining rights in respect of any of the employees, representatives or agents of the WFI Entities, (d) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the knowledge of the WFI Entities, threatened against or involving any WFI Entity, and (e) other than as set forth on Schedule 2.17, to the knowledge of the Corporation, no salaried key employee has any plans to terminate his or her employment with any WFI Entity.

     2.18. Litigation; Orders. Except as set forth on Schedule 2.18, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency Canadian or non-Canadian (including, without limitation, proceedings, inquiries or investigations of the Canadian Federal Department of Industry ("Industry Canada"), the Canadian Radio-television and Telecommunications Commission (the "CRTC"), the U.S. Federal Communication Commission (the "FCC") or arising under the Competition Act (Canada) (the "Competition Act")) now pending or, to the knowledge of the Corporation, threatened in writing against any WFI Entity or the assets or the business of any WFI Entity. No WFI Entity is subject to any order, writ, injunction or decree of any court of any Canadian or non-Canadian federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

     2.19. Compliance with Laws. (a) Except as provided in Schedule 2.19, each WFI Entity (i) has complied in all material respects with all Canadian and non-Canadian federal, provincial, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders materially applicable to it and its business, and (ii) has all Canadian and non-Canadian federal, provincial, state, local and foreign governmental licenses, permits, authorizations, consents, waivers, franchises, certificates and approvals material to and necessary in the conduct of its business as currently conducted (collectively, "Licenses"), such Licenses are in full force and effect, and no violations have been recorded in respect of any such Licenses and no proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any such License, except violations or proceedings which, if determined adversely to the WFI Entity holding such License, would not have a Material Adverse Effect. The provisions of this Section 2.19 shall not apply to the matters covered by
Section 2.22 (Licenses, Permits and Rights of Way).

     (b) To the Corporation's knowledge, each WFI Entity is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and no present or former stockholder, officer, director, employee or agent of the Corporation or any WFI Entity, as the case may be, has in order to assist the Corporation or any WFI Entity in obtaining or retaining any Telecommunications License (as defined in Section 2.21) or any business for or with, authorized the payment of any money, or offered, given, or promised to pay or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to (i) any officer or employee or any government or any department, agency, instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality, any foreign political party or any official thereof or any candidate for foreign political office, or (ii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for political office, in each case, for purposes of the following:

     (A) (x) illegally or corruptly influencing any act or decision of any foreign official, political party or official thereof, or candidate in such person's official capacity, or (y) inducing such foreign official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such person; or

     (B) illegally or corruptly inducing such foreign official, political party or official thereof, or candidate to use such person's influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

     2.20. Compliance with Telecommunications Laws. (a) No WFI Entity is in violation of any judgment, decree, order, writ, law, statute, rule or regulation rendered or enacted in Canada or any non-Canadian jurisdiction respecting telecommunications and the regulation within Canada of "telecommunications common carriers" (as defined in the Telecommunications Act) or in any non-Canadian jurisdiction respecting telecommunications applicable to any of the WFI Entities, or, to the knowledge of the Corporation, any published interpretation or policy relating thereto applicable to any WFI Entity. Except as set forth on Schedule 2.20(a), no notices, reports or other filings are required to be made by any WFI Entity, either prior to or immediately after the consummation of the transactions contemplated hereby, with, nor are any consents, registrations, applications and Permits required to be obtained by any WFI Entity from, any court or governmental agency or other regulatory body or tribunal or similar entity pursuant to Canadian or non-Canadian telecommunications and radio communication regulatory law in connection with the consummation of the transactions contemplated hereby. The current development, implementation, construction and operation of the Corporation's telecommunications networks do not and, to the knowledge of the Corporation, the proposed conduct of the foregoing, will not conflict with or result in a breach or violation of any of the Communications statutes or existing regulations thereunder except breaches or violations which may be remedied by the Corporation at immaterial expense and which would not otherwise have a

Material Adverse Effect. For the purposes of this Agreement, "Communications statutes" means the Telecommunications Act, the Canadian Radio-television and Telecommunications Commission Act, or other statutes of Canada or any non-Canadian jurisdiction specifically relating to the regulation of the telecommunications industry within Canada or any non-Canadian jurisdiction (including for this purpose the orders, rules, regulations, directives, decisions, notices and policies promulgated pursuant to such statutes, and applicable statutes or regulations, if any, of any province of Canada or State of the U.S. specifically relating to the regulation of the Canadian or U.S. telecommunications industry and the orders, rules, regulations, directives, decisions, notices and policies promulgated thereunder).

     (b) Both prior to and immediately after the Closing, (i) Worldwide Fiber (F.O.T.S.) Ltd. is and will be eligible to operate as a telecommunications common carrier in Canada, as defined under and in accordance with the Telecommunications Act and the Canadian Telecommunications Common Carrier Ownership and Control Regulations (the "Ownership Regulations"); (ii) Worldwide Fiber (F.O.T.S.) Ltd. does not and will not violate the prohibition contained in subsection 16(4) of the Telecommunications Act against operating in Canada as a telecommunications common carrier when ineligible to do so; (iii) the Corporation has taken all reasonable steps such that control of Worldwide Fiber (F.O.T.S.) Ltd. is not and will not be exercised by any person(s) that is (are) not or will not be Canadian, in accordance with the meanings ascribed to the term "control" under the Telecommunications Act and the term "Canadian" under the Ownership Regulations.

     (c) Both prior to and immediately after the Closing, (i) not less than eighty percent of the members of the board of directors of Worldwide Fiber (F.O.T.S.) Ltd. are or will be individual Canadians, as defined under the Ownership Regulations; (ii) Canadians, as defined under the Ownership Regulations, beneficially own, and will beneficially own directly or indirectly, in the aggregate and otherwise than by way of security only, not less than eighty percent of the issued and outstanding voting shares, as defined under the Ownership Regulations, of Worldwide Fiber (F.O.T.S.) Ltd.; (iii) Worldwide Fiber Networks Ltd., in respect of its ownership and control over Worldwide Fiber (F.O.T.S.) Ltd., is a carrier holding corporation, as defined under the Ownership Regulations; (iv) Worldwide Fiber Networks Ltd. is and will be a carrier holding corporation that is a qualified corporation, as defined under the Ownership Regulations; and (v) the Corporation has taken all reasonable steps such that Worldwide Fiber (F.O.T.S.) Ltd. is not and will not be controlled in fact by non-Canadians.

     (d) With the exception of Worldwide Fiber (F.O.T.S.) Ltd., no other subsidiary of the Corporation operates in Canada as a telecommunications common carrier as that term is defined in the Telecommunications Act.

     (e) Except as disclosed in Schedule 2.20(e), no WFI Entity is currently, nor will the conduct of its business as presently proposed to be conducted cause it to be in the future, subject to the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act") or to any rules, regulations and policies of the FCC related hereto. All WFI Entities are in compliance with all federal, state and local telecommunications laws, rules, regulations and policies in the United States to which they are subject, including the Communications Act and the related rules, regulations and policies of the FCC except where failure to comply would not have a Material Adverse Effect.

     2.21. Telecommunications Licenses. (a) Except as set forth on Schedule 2.20(a), the Corporation holds all licenses, permits, certificates, waivers, consents, franchises, orders, approvals and authorizations issuable under the Telecommunications Act or other similar Canadian or U.S. statutes which are required for the development, implementation and operation of the Corporation's business as it is currently being conducted (collectively, the "Telecommunications Licenses"). The WFI Entities are in material compliance with each Telecommunications License held by them. The Telecommunications Licenses held by each WFI Entity contain no restrictions or conditions attaching to the Telecommunications Licenses that are (or would be) materially burdensome to the WFI Entities.

     (b) All of the WFI Entities have timely filed all renewal applications with respect to all Telecommunications Licenses held by any of them and no protests or competing applications have been filed that are either available to the Corporation or of which the Corporation has knowledge with respect to such renewal applications and nothing has come to the Corporation's attention that would lead it to conclude that such renewal applications will not be granted by the appropriate regulatory agency or body in the ordinary course and the WFI Entities are authorized under the Communications statutes and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

     (c) The business of the WFI Entities as it is presently being conducted and proposed to be conducted in Canada is not regulated by any federal, state or provincial utility or rate-regulating commission, other than the CRTC and Industry Canada, in the areas in which any WFI Entity conducts or proposes to conduct such business, and the WFI Entities are not, and based on existing regulations will not be, required to obtain any Telecommunications License from any such utility or rate-regulating commission, other than the CRTC and Industry Canada, in any such state or province.

     2.22. Licenses, Permits and Rights-of-Way. (a) The WFI Entities currently hold, have the right to or enjoy the use of all licenses, permits, authorizations, consents, and franchises (the "Permits) as are required for the construction, installation, maintenance and continued operation of the business of the WFI Entities as it is presently conducted (including the Network and the Hibernia Project). The WFI Entities have filed or intend to timely file for all licenses, permits, authorizations, consents and franchises as are required to operate the business as presently proposed to be conducted (including the Network and the Hibernia Project), except where the failure to have such Permits would not have a Material Adverse Effect. Each respective WFI Entity (or other contractor acting on its behalf) maintains adequate and accurate records with respect to the timely renewal or application for renewal of any such Permits. The Permits described in Part 1 of Schedule 2.22(a) are currently held by or on behalf of the appropriate WFI Entity or its contractor(s) and are all the Permits necessary to operate the Network as it presently is operated except where the failure to have such Permits would not have a Material Adverse Effect. The Permits identified in Schedule 2.20(a) and Part 1 and Part 2 of Schedule 2.22(a) together with licenses and permits which will be required in connection with the Corporation's business plan to sell telecommunications services are all of the material Permits that must be obtained by or on behalf of any WFI Entity or its contractor(s) to operate the business of the WFI Entities as presently proposed to be conducted (including the Network and the Hibernia Project) but are not presently required. To the knowledge of the Corporation, no other party to any Permit has repudiated any Permit or any provision thereof, and the Corporation has no knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material modification or change in, any Permit.

     (b) Except as set forth in Schedule 2.22(b), the WFI Entities currently hold, have the right to use or enjoy the use of all access rights, rights of way and leases (the "Access Rights") as are required for the construction, installation, maintenance and operation of the business of the WFI Entities with respect to the Network except where the failure to have such Access Rights would not have a Material Adverse Effect. With respect to (i) the matters set forth on
Schedule 2.22(b) and (ii) the Hibernia Project, the WFI Entities have obtained or intend to timely file for or obtain the right to use or to enjoy the use of all Access Rights as may be required for the construction, installation, maintenance and operation of the Network as presently proposed to be conducted. To the knowledge of the Corporation, no other party to any Access Right has repudiated any Access Right or any provision thereof, and the Corporation has no knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material modification or change in any Access Right.

     2.23. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 3 hereof, the offer, sale and/or the issuance and delivery of the Transaction Securities are each exempt from the prospectus and registration requirements under applicable Canadian and U.S. securities laws.

     2.24. Related Transactions. (a) Except as set forth in the Offering Memorandum or Schedule 2.24(a), there have been no transactions, agreements, arrangements or understandings between the Corporation or any of its Subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act, if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission. For the avoidance of doubt, Schedule 2.24(a) also lists and describes any assets, licenses, etc. the use of which are shared between any WFI Entity on the one hand, and Ledcor or its Subsidiaries (other than the WFI Entities), on the other hand.

     (b) Each ongoing intercorporation transaction set forth on Schedule 2.24(a) is on terms that are no less favorable to the WFI Entities than those that would have been obtained in a comparable transaction by the WFI Entities with a person that is not an affiliate.

     2.25. Boycott. Neither the Corporation nor any WFI Entity has at any time participated in, and is not currently participating in, an anti-Israel boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code.

     2.26. Taxes.

     (a) Except as set forth on Schedule 2.26, each of the WFI Entities has duly and timely filed its Tax Returns with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon except where any such failure would not have a Material Adverse Effect. Except as set forth in Schedule 2.26, complete copies of Tax Returns of each of the WFI Entities that have been filed through the date hereof have been made available to the Investors prior to the date hereof. Prior to the date hereof, copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of any of the WFI Entities with respect to past periods for which the limitations period has not run have been made available to the Investors.

     (b) Except as disclosed in Schedule 2.26, each of the WFI Entities has duly and timely paid all Taxes except where any such failure would not have a Material Adverse Effect, including all installments on account of Taxes for the year, that are due and payable by it that relate to periods ending on or prior to the Closing Date, whether or not assessed by the appropriate Governmental Authority. The WFI Entities have established reserves that are reflected on the Balance Sheet that are at least equal to the amount of all Taxes payable by the WFI Entities as disclosed in Schedule 2.26 and all Taxes that are not yet due and payable and related to periods ending on or prior to the Closing Date.

     (c) Except as set forth on Schedule 2.26, none of the WFI Entities has requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which such WFI Entity is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which such WFI Entity is or may be liable; (iii) such WFI Entity is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which such WFI Entity is or may be liable.

     (d) Except as set forth on Schedule 2.26, (i) there are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the WFI Entities, threatened, against any one of the WFI Entities in respect of any Taxes, (ii) there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes, (iii) there are no Tax rulings, requests for rulings or closing agreements relating to any of the

WFI Entities which could affect their liability for Taxes for any period after the Closing, (iv) none of the WFI Entities is a party to, nor is it bound by, any Tax allocation or Tax sharing agreement or arrangement and have no current contractual obligation to indemnify any other person or entity with respect to Taxes, (v) to the knowledge of the WFI Entities no taxing authority in a jurisdiction where any of the WFI Entities does not file Returns has made a claim, assertion or threat that any of the WFI Entities is or may be subject to taxation by such jurisdiction, (vi) none of the WFI Entities has agreed in writing to, nor is it required to include in income, any adjustment by reason of a change in accounting method or otherwise, nor do any of the WFI Entities have any knowledge that any taxing authority has proposed, or is considering, any such change in accounting method, (vii) none of the WFI Entities is a passive foreign investment corporation ("PFIC") within the meaning of Section 1297 of the Code, (viii) none of the WFI Entities is a controlled foreign corporation ("CFC") within the meaning of Section 957 of the Code, and (ix) none of the WFI Entities is a (A) personal holding corporation ("PHC") within the meaning of
Section 542 of the Code or (B) foreign personal holding corporation ("FPHC") within the meaning of Section 552 of the Code. None of the WFI Entities will become PFIC, CFC, PHC or FPHC as a result of the transactions contemplated by the Agreement.

     (e) The Corporation agrees to make reasonably available to the Investors books and records and personnel of the Corporation, and to provide information to the Investors, as may be reasonably requested by the Investors with respect to matters relating to its status as a PFIC, CFC or FPHC. The Corporation will provide each Investor with all information reasonably available to the Corporation or any of its subsidiaries as is reasonably requested by such Investor to enable the Investor to determine whether the Corporation or any of its subsidiaries are, have been, or are likely to become a PFIC, a CFC or a FPHC during the period (or any portion thereof) in which the Investors own Series A Non-Voting Preferred Shares or Common Shares. The Corporation will provide, or make available to, each Investor information reasonably available to the Corporation or any of its subsidiaries as is reasonably requested by such Investor to (i) prepare accurately all Returns and comply with any reporting requirement imposed as a result of its investment in the Corporation, including as a result of the Investor determining, in its reasonable discretion, that the Corporation or any of its subsidiaries is a PFIC, FPHC or CFC or (ii) make any election (including, without limitation, a Qualified Electing Fund election under Section 1295 of the Code), with respect to the Corporation or any of its subsidiaries, and comply with any reporting or other requirements incident to such election. In the event that, on the basis of such information, any Investor determines that the Corporation is a PFIC for a particular year, then for such year and for each year thereafter the Corporation shall also provide such Investor a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulation section 1.1295.IT(g). As further required by such Treasury Regulation, the Corporation shall permit each Investor or its representative to inspect and copy the Corporation's permanent books of account, records, and such other documents as may be maintained by the Corporation that are necessary to establish that the financial information included on such PFIC Annual Information Statement is computed in accordance with U.S. income tax principles. In addition, the Corporation shall promptly no-tify the Investors of any written assertion by the U.S. Internal Revenue Service that the Corporation or any of its subsidiaries is or is likely to be a PFIC, FPHC or CFC.

     (f) The Canadian federal and provincial income and capital tax liabilities of the WFI Entities have not been assessed by the relevant taxing authorities.

     (g) For purposes of the Income Tax Act (Canada) or any applicable provincial or municipal taxing statute, no Person or group of Persons has ever acquired or had the right to acquire control of any of the WFI Entities.

     (h) There are no circumstances existing which could result in the application of any of Sections 78 or 80 to 80.4 of the Income Tax Act (Canada) or any equivalent provision under provincial tax legislation in relation to the WFI Entities.

     (i) None of the WFI Entities has acquired property from a non-arm's length person, within the meaning of the Income Tax Act (Canada), for consideration the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Income Tax Act (Canada).

     (j) Schedule 2.26 discloses each of the WFI Entities which are duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and under Division I of Chapter VIII of the Title I of the Quebec Sales Tax Act with respect to the Quebec sales tax. The Corporation's registration number under the Excise Tax Act (Canada) is 983197424 RT0001.

     (k) Each of the WFI Entities has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including, without limitation, any of its employees, officers and directors and any non-resident Person, the amount of all Taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Governmental Authority.

     (l) None of the WFI Entities has filed any elections or designations which will be applicable for any period ending after the Closing Date.

     (m) For all transactions between any WFI Entity and any non-resident person with whom the WFI Entity was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, the WFI Entity has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

     (n) For purposes of this Agreement:

     "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulating-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

     "Person" means any individual, sole proprietorship, general, limited or any other partnership, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or other entity, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

     "Taxes" includes all taxes, duties, fees, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other governmental pension plan premiums or contributions; and

     "Tax Return" includes all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed with any Governmental Authority in respect of Taxes.

     2.27. Environmental Protection. The WFI Entities are conducting, and have conducted their business in compliance with all applicable Environmental Laws, except for such noncompliance which would not be reasonably expected to have a Material Adverse Effect. No WFI Entity has caused, arranged or allowed, or contracted with any party for, the transportation, treatment, storage or disposal of any Hazardous Substance in connection with the operation of its business or otherwise (collectively, an "Arrangement"), except for such Arrangements which would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Corporation, no Hazardous Substance has been Released into the environment on or from the Real Properties or, to the knowledge of the Corporation, any other property now or formerly owned, leased, or controlled by the WFI Entities which Release is required or may be required under applicable Environmental Laws to be abated or remediated by the Corporation, except for such Releases which would not be reasonably expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there are no past or present Releases, conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions, or plans that would reasonably be expected to form the basis of any claim, action, suit, proceeding, order, administrative sanction, or inquiry against or involving any WFI Entity allegedly or actually based on or related to any violation of any Environmental Law or that is reasonably likely to require such WFI Entity to incur any Losses in connection therewith.

For purposes of this Agreement, the term "Environmental Laws" shall mean all laws, rules, regulations, orders, ordinances, codes and judgments of any Governmental Authority having jurisdiction relating in full or in part to the protection of the environment, and employee and public health and safety, and includes those relating to the storage, generation, use, handling, manufacture, processing, labeling, transportation, treatment and Release of Hazardous Substances in effect and as amended as of the date of this Agreement. For purposes of this Agreement, the term "Hazardous Substances" shall mean any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material or toxic substance as defined, judicially interpreted or identified in any Environmental Law including any asbestos, asbestos containing materials, petroleum and/or other hydrocarbons or petroleum by-products. For the purposes of this Agreement, the term "Release" shall have the meaning prescribed in any Environmental Law and includes any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, or placement.

     2.28. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Corporation of the Documents, the consummation by the Corporation of the transactions contemplated thereby, or the issuance, sale or delivery of the Transaction Securities (other than such notifications or filings required under applicable provincial securities laws, if any, which shall be made by the Corporation on a timely basis).

     2.29. Insurance. All of the material assets of each WFI Entity that is of insurable character (including all material assets of such WFI Entity that are of insurable character) are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. Schedule 2.29 sets forth a list of all insurance coverage carried by the WFI Entities, the carrier and the terms and amount of coverage. No WFI Entity is in default with respect to its obligations under any material insurance policy maintained by it. All such policies are in full force and effect and all premiums due with respect thereto have been paid. No WFI Entity has failed to give any notice or present any material claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any material claim under such policies, and there are no material claims by any WFI Entity under any of such policies to which any insurance corporation is denying liability or defending under a reservation of rights or similar clause. No WFI Entity has received written notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

     2.30. Brokers. Neither the Corporation nor any of its officers, directors, employees or shareholders has employed any broker, finder or placement agent in connection with the transactions contemplated by this Agreement.

     2.31. Suppliers and Customers. No supplier or proposed supplier of materials or services (including, but not limited to, telecommunications equipment, fiber, conduit and related electronics used to build the network) to any WFI Entity in an amount in excess of US$10,000,000 per year has during the last twelve months on such supplier's initiative decreased materially or, to the best knowledge of the Corporation, threatened to decrease or limit materially its provision of services or supplies to such WFI Entity, nor expressed material dissatisfaction with the business relationship between such WFI Entity and the supplier.

     2.32. Real Property. Schedule 2.32 lists all real property owned or leased by each WFI Entity. Each WFI Entity has unencumbered title to its owned real properties (collectively, the "Owned Real Properties") and unencumbered leasehold title to its leased real properties (the "Leased Real Properties," together with the Owned Real Properties, the "Real Properties"), in each case, free and clear of all imperfections of title and all Encumbrances, except for
(a) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto which, individually and in the aggregate, do not materially impair the use of such property, (b) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (c) other Encumbrances which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such assets as collateral, and (d) Encumbrances listed on Schedule 2.32. To the knowledge of the Corporation, there are no intended public improvements which will result in any material charge being levied against, or in the creation of any Encumbrances upon, the Real Properties or any portion thereof. There are no options, rights of first refusal, rights of first offer or other similar rights with respect to any of the Real Properties that is material to the business of the WFI Entities as currently conducted or proposed to be conducted. With respect to each lease of Real Property to which any WFI Entity is a party, so long as the applicable WFI Entity performs all of its obligations under such lease for Real Property within applicable notice and grace periods, (a) the rights of such WFI Entity under such lease shall not be terminated and (b) such WFI Entity's possession of such Real Property and the use and enjoyment thereof shall not be disturbed by any landlord, overlandlord, mortgagee or other superior party. No WFI Entity is obligated to purchase any Leased Real Property and no Leased Real Property is required to be accounted for under GAAP as a capitalized lease. No WFI Entity is a real property holding company.

     2.33. Investment Banking Services. The Corporation is not a party to any Contract which grants rights to any third party with respect to the performance of investment banking services for it, including, without limitation, with respect to its sale or a public offering, including an initial public offering, of its securities.

     2.34. Year 2000 Compliant. The disclosure contained in the Offering Memorandum under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations, -- Impact of Year 2000, -- Risks of Year 2000 Issues, -- Description of Our Year 2000 Program, -- State of Readiness, and -- Contingency Plans and Costs to Address Year 2000 Issues" is accurate and complete as at the date thereof and there has been no adverse change in the facts disclosed therein since July 23, 1999.

     2.35. Previous Issuances Exempt. All shares and other securities issued by the Corporation prior to the date hereof have been issued in transactions exempt from the prospectus requirements or registration, as the case may be, under applicable Canadian securities laws and the 1933 Act, and all applicable provincial and state securities or "blue sky" laws or have been distributed or registered, as the case may be, in compliance with all such laws (collectively, "Securities Laws"). The Corporation has not violated the Securities Laws in connection with the issuance of any shares or other securities prior to the date hereof. The Corporation has not offered any of its shares, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Corporation, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require distribution by prospectus or registration under applicable Securities Laws.

     2.36. Investment Company Act. Neither the Corporation nor any WFI Entity is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the United States Public Utility Holding Company Act of 1935, as amended; nor is the Corporation or any WFI Entity an "investment company", or an "affiliated person" or a "principal underwriter" of an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended. Neither the Corporation nor any WFI Entity is now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Code.

     2.37. Disclosure. Neither this Agreement nor any certificate, or written statement made to the Investors by or on behalf of the Corporation delivered at the Closing, together with the Offering Memorandum, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     SECTION 3. Representations, Warranties and Acknowledgments of the Investors. Each of the Investors represents, warrants and acknowledges to the Corporation as of the date hereof as follows:

     (a) Such Investor is acquiring Series A Non-Voting Preferred Shares as principal with an aggregate acquisition cost to the Investor of not less than the amount set forth opposite such Investor's name on Schedule 1.1 and:

     (i) if a corporation, it was not incorporated solely, nor is it used primarily, to permit the purchase without a prospectus of the Series A Non-Voting Preferred Shares, or, if the corporation was incorporated solely for such purpose, each shareholder of the corporation has contributed at least C$97,000 to the corporation for the purpose of investment by the corporation in the Series A Non-Voting Preferred Shares; or

     (ii) if not a corporation, is a partnership, trust, fund, syndicate, association or other form of unincorporated organization, such partnership, trust, fund, syndicate, association or other form of unincorporated organization was not formed or established solely, nor is used primarily, to permit the purchase of the Series A Non-Voting Preferred Shares without a prospectus, or if formed or established or used primarily for such purpose, each member of such partnership, trust, fund, syndicate, association or other form of unincorporated organization, would have an aggregate acquisition cost of not less than C$97,000 for the Series A Non-Voting Preferred Shares if the participant were acquiring its proportionate interest in the Series A Non-Voting Preferred Shares; and

     (iii) is purchasing the Series A Non-Voting Preferred Shares for investment only and not with a view to resale or distribution in violation of applicable securities laws.

     (b) Such Investor, if a "U.S. Person" (as defined in Regulation S under the 1933 Act), is an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3)
(7) or (8) under the 1933 Act), and such Investor makes the additional representations and warranties contained in Schedule 3 of this Agreement.

     (c) Such Investor acknowledges that no offering memorandum, prospectus or registration statement has been prepared or filed by the Corporation with any securities commission or similar authority in any jurisdiction in connection with the Purchase and the issue and sale of Series A Non-Voting Preferred Shares to such Investor is subject to such sale being exempt from the requirements of applicable securities laws as to the filing of an offering memorandum, prospectus or registration statement.

     (d) Such Investor has not received or been provided with a prospectus, offering memorandum or other similar document, nor has it requested, nor does it have any need to receive, a prospectus, offering memorandum (other than the Offering Memorandum (as defined in Section 2.10(d)) or any other similar document describing the business and affairs of the Corporation.

     (e) To such Investor's knowledge, the Series A Non-Voting Preferred Shares were not advertised in printed media of general and regular paid circulation, radio or television and such Investor has not purchased the Series A Non-Voting Preferred Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

     (f) Such Investor has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

     (g) Such Investor understands that the Series A Non-Voting Preferred Shares have not been and will not be registered under the 1933 Act, as amended, or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and such Investor understands and agrees that the Series A Non-Voting Preferred Shares may not be traded in the United States or by or on behalf of a U.S. Person or a person in the United States unless permitted by the terms of the Shareholders Agreement and either (x) registered under the 1933 Act and any applicable state securities laws or (y) an exemption from such registration requirements is available and that certificates representing the Series A Non-Voting Preferred Shares will bear a legend to such effect.

     (h) Such Investor understands that no prospectus has been or will be filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in the provinces and territories of Canada (the "Canadian Securities Laws") qualifying the distribution of the Series A Non-Voting Preferred Shares in any province or territory of Canada and that the Series A Non-Voting Preferred Shares may not be offered or sold by such Investor in any province or territory of Canada except pursuant to an applicable exemption from the prospectus requirements of the applicable Canadian Securities Laws and from a dealer appropriately registered under the applicable Canadian Securities Laws or, other than in Ontario, in accordance with an exemption from the registration requirements of such laws.

     (i) Such Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

     (j) Such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization and has all partnership, corporate or company power, as applicable, and authority to enter into and perform the Documents. Each of the Documents to which such Investor is a party has been duly authorized by all necessary action on the part of such Investor. Each of the Documents to which such Investor is a party constitutes a valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

     (k) The execution, delivery and performance by such Investor of each of the Documents to which such Investor is a party and the consummation by such Investor of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets; (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract which such Investor is a party that would materially adversely affect the Investor's ability to consummate the transactions contemplated by this Agreement or perform its obligations under the Shareholders Agreement; or (iii) violate its organizational documents (if any).

     (l) No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by such Investor of the Documents to which it is a party or any documentation relating thereto, or the consummation by such Investor of the transactions contemplated thereby (other than such notifications or filings required under applicable Canadian Securities Laws, if any, which shall be made on a timely basis).

     (m) Each Investor acknowledges and agrees that the foregoing representations, warranties and covenants set out herein are made by such Investor with the intent that they be relied upon in determining its suitability as a purchaser of Series A Non-Voting Preferred Shares. Each Investor further agrees that by accepting the Series A Non-Voting Preferred Shares, such Investor shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by such Investor at the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Series A Non-Voting Preferred Shares. Each Investor undertakes to notify the Corporation in writing of any change in any representation, warranty or other information relating to such Investor set forth herein which takes place prior to the Closing Date.

     SECTION 4. Covenants Prior to Closing.

     4.1. Cooperation by Parties; Satisfaction of Closing Conditions. From the date hereof and prior to the Closing, (i) each party shall use its commercially reasonable efforts, and will cooperate with each other, to secure as promptly as practicable all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the parties hereto to effect the transactions contemplated hereby, and (ii) the Corporation shall use its commercially reasonable efforts to cause (but not waive) any Closing Condition in Section 6.2 to be satisfied.

     4.2. Conduct of Business. (a) Except as may be otherwise contemplated by the Documents or as described in Schedule 4.2, or except as the Investors may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed), from the date hereof and prior to the Closing, the Corporation shall not, and shall cause each WFI Subsidiary not to, do any thing or take any action or omit to do anything or to take any action which (i) would cause any representation or warranty of the Corporation in this Agreement to be untrue as of the Closing Date or (ii) would be a Major Transaction under the Shareholders Agreement if the Shareholders Agreement were in effect.

     (b) From the date hereof to the Closing Date, the Corporation shall cause Worldwide Telecom (Bermuda) Limited (the "Project Subsidiary") to engage solely in activities related or incidental to the Hibernia Project. Unless the Hibernia Supply Contract (as defined in Section 2.10(e)) otherwise requires, the Corporation shall cause the Project Subsidiary to diligently enforce all of its rights under the Hibernia Supply Contract.

     4.3. Required Notices. At all times prior to the Closing Date, the Corporation shall promptly give written notice to the Investors of (a) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which has or is reasonably likely to have, (i) a Material Adverse Effect on the Corporation and/or any WFI Entity or (ii) a Material Adverse Effect on the ability of the Corporation to consummate the transactions contemplated hereby or to satisfy its obligations hereunder, (b) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any authority with respect to the Corporation and/or any WFI Entity or the transactions contemplated hereby, (c) the institution or the threat of institution of any litigation or similar action with respect to the Corporation and/or any WFI Entity or the consummation of the transactions contemplated hereby and (d) the occurrence of any event, or the discovery of any facts or circumstances which will or is reasonably likely to result in the failure (x) of any representation or warranty set forth herein to continue being true or (y) to satisfy any condition set forth in Section 6. The Corporation shall keep the Investors apprised of material changes with respect to such events promptly upon the occurrence of such events.

     4.4. No Shop. For the period between the date hereof and the earlier of the Closing Date and October 4, 1999, the Corporation will not, and will not authorize any of its officers or directors or any other person on its behalf, to, solicit, encourage, negotiate or accept any offer from any party concerning
(i) the sale or disposition of all or any portion of the Corporation's business, assets (other than in the ordinary course of business), subsidiaries or share capital by merger, amalgamation, share issuance, sale or any other means, or
(ii) any other agreement or arrangement that would be inconsistent with the consummation of the transactions contemplated hereby (clauses (i) and (ii) together, each a "Prohibited Transaction"), nor will they participate in any discussions or negotiations regarding, or furnish any information with respect to, or facilitate in any other manner, any Prohibited Transaction. On or before the date hereof, the Corporation will immediately terminate any existing discussion with a third party regarding a possible Prohibited Transaction. The

Corporation will promptly notify the Investors in writing of any inquiries or proposals from any third party regarding a possible Prohibited Transaction.

     SECTION 5. Other Covenants.

     5.1. Use of Proceeds. The Corporation shall use the proceeds from the sale of Series A Non-Voting Preferred Shares hereunder as set forth on Schedule 5.1.

     5.2. Shareholders Agreement. The Corporation shall use its best efforts to cause each shareholder of the Corporation holding Common Shares or Common Share Equivalents and listed on Schedule I to the shareholders agreement in the form annexed hereto as Schedule 5.2 (the "Shareholders Agreement") to execute and deliver the Shareholders Agreement on the Closing Date.

     5.3. HSR Filing. The Corporation shall file its notification of the transactions contemplated by this Agreement under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), promptly upon request by any of the Investors and shall pay all costs and expenses, including filing fees of the Investors, in connection therewith.

     5.4. Tax Indemnity. (a) The Corporation shall indemnify and hold each Investor, or the partners of the Investor where the Investor is a partnership, (each referred to in this Section 5.4(a) as an "Investor") harmless from and against any Canadian federal or provincial withholding tax liability (including any such withholding tax liability on any payment made under this Section 5.4) arising from or as a result of the holding, receipt of distributions on, conversion, sale, redemption or other disposition of, the Preferred Shares or the Common Shares (other than the receipt of any distributions of cash dividends on the Common Shares), provided that the maximum withholding tax liability in respect of which the Corporation shall indemnify and hold each Investor harmless shall not exceed the amount of withholding tax payable under paragraph 2(b) of
Article X of the Canada-US Tax Convention (the "Convention") if the Investor were a resident of the United States for purposes of the Convention. In the case of a distribution, redemption or any similar payment by the Corporation with respect to any Preferred Shares or Common Shares (other than a distribution of cash dividends on Common Shares), if any Canadian federal or provincial withholding tax is imposed on such distribution, redemption or other payment, the indemnity provided for in the preceding sentence shall be satisfied by the payment by the Corporation, at the same time as the making of such distribution, redemption or other payment, of additional amounts as necessary so that the net amount received by each Investor is the same as it would have received had no such withholding tax been imposed. In any other case, the indemnity shall be satisfied by payment in cash no later than three business days following demand therefor (which demand shall be accompanied by a statement setting forth the basis for indemnification). The Corporation shall not be obligated to indemnify and hold an Investor harmless pursuant to this Section 5.4 in respect of (i) any deemed dividend arising by virtue of the application of subsection 212.1(1) of the Income Tax Act (Canada), (ii) any deemed dividend arising solely by virtue of the application of 84(3) of the Income Tax Act (Canada) in respect of a sale to or a redemption by the Corporation of Common Shares pursuant to an offer made by the Corporation to purchase through the facilities of The Toronto Stock Exchange in a particular twelve-month period not more than 5% of a particular class of Common Shares issued and outstanding at the commencement of such twelve-month period, which offer is completed in compliance with applicable Canadian Securities Laws and the rules of The Toronto Stock Exchange, (iii) any income tax liability arising from a capital gain; or (iv) any tax arising if any Investor holds or is deemed to hold the Preferred Shares or Common Shares in carrying on a business in Canada. The Corporation shall indemnify and hold each Investor harmless from and against any income tax liability imposed by the jurisdiction in which such Investor is organized or otherwise resident, which income tax liability is imposed on or in respect of any payment made under this Section 5.4.

     (b) In the event that any Investor shall be entitled to receive a refund of tax or a credit against or relief or remission for, or repayment of, any tax paid or payable by it (collectively, a "Tax Credit") in respect of or calculated with reference to the withholding tax liability giving rise to the requirement of the Corporation to make an indemnity payment under this Section 5.4, such Investor shall use reasonable efforts to obtain the Tax Credit, and upon receipt of such Tax Credit, to the extent that it can do so without prejudice to the retention of the amount of such Tax Credit, pay or cause to be paid to the Company such amount as such Investor shall have concluded, acting reasonably, to be the after-tax value to it of the Tax Credit which is attributable to the relevant withholding tax liability. Nothing herein contained shall interfere with the right of each Investor to arrange its tax affairs in whatever manner it thinks fit or require any Investor to disclose to the Company any information regarding its tax affairs or tax calculations. Such payments shall be made promptly upon the relevant Investor certifying that the amount of such credit, relief, remission or repayment has been received by it and each Investor undertake so to certify or cause to be certified promptly upon such receipt. Notwithstanding anything to the contrary in this Agreement, the term "Investor" as used in this Section 5.4(b) shall refer only to the direct holder of the shares or other property in respect of which the indemnity payment was made and not to any holder of an interest in such direct holder or any other Person.

     (c) Notwithstanding anything to the contrary in Section 5.4(a), the Corporation shall indemnify and hold each Investor harmless from and against all loss incurred or suffered, directly or indirectly, by an Investor in respect of or otherwise attributable to any additional liability for Taxes arising to the Corporation or to an Investor as a result of the reorganization of capital undertaken by the Corporation prior to or at Closing (the "Reorganization"). For greater certainty, the Reorganization includes the following transactions contemplated by the Corporation: the issuance of Series C Redeemable Preferred Shares by the Corporation to Worldwide Fiber Holdings Ltd. ("WFH") as a stock dividend, the disposition by WFH of all of its common shares to the Corporation for additional Series C Redeemable Preferred Shares and for Class B Subordinate Voting Shares, the joint election to be made by the Corporation and WFH pursuant to subsection 85(1) of the Income Tax Act

(Canada) in respect of such disposition, and the redemption by the Corporation of the Series C Redeemable Preferred Shares held by WFH.

     5.5. Roll-Up Transactions. The Corporation agrees that each of the Minority Roll-Up Transactions (as defined in Section 1.4(b)) shall be consummated in consideration solely for the issuance of Common Shares (and not cash or any other assets or obligations of the Corporation or any of its Subsidiaries or affiliates). The Corporation also agrees that the Ledcor Roll-Up Agreement (as defined in Section 1.4(b)) shall be consummated in consideration solely for the issuance of 4,500,000 Common Shares (and not cash or any other assets or obligations of the Corporation or any of its Subsidiaries or affiliates) and in accordance with the terms of the Ledcor Roll-Up Agreement in effect on the date hereof.

     SECTION 6. Conditions to the Purchase.

     6.1. Conditions to Obligations of Each Party. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing, in whole or in part, by the Corporation or all the Investors, to the extent permitted by applicable law:

     (a) No federal, state or provincial governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the transactions contemplated hereby; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

     (b) Each governmental or third party consent, approval or filing required to be obtained or made and any waiting period required to have expired in order to consummate the transactions contemplated by this Agreement at the Closing shall have been obtained, or made, as the case may be, and any such waiting period shall have expired.

     6.2. Conditions to Obligations of the Investors. The obligations of each Investor to consummate the Purchase shall be subject to the satisfaction (or waiver, which shall not be effective against any Investor who does not consent in writing thereto), on or prior to the Closing Date, of the following conditions:

     (a) Each representation and warranty made by the Corporation herein shall be true and correct, in all material respects (except for such representations and warranties that are qualified by their terms by reference to Material Adverse Effect or materiality, which representations and warranties as so qualified shall be true in all respects), on and as of the Clos-ing Date, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct in all material respects, only as of such specific date or time.

     (b) The Corporation shall have complied in all material respects with all its agreements and covenants contained herein or the Shareholders Agreement required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

     (c) The Corporation shall have delivered to the Investors a certificate executed by a senior executive officer of the Corporation, which shall be satisfactory in form and substance to the Investors, certifying that the conditions set forth in paragraphs (a) and (b) have been met.

     (d) The Corporation shall have delivered to the Investors a certificate of the Corporate Secretary of the Corporation, in form and substance satisfactory to the Investors, certifying (i) a copy of the Articles of Continuance of the Corporation and all amendments thereto, certified by the Director under the Canada Business Corporations Act, (ii) the By-Laws of the Corporation, (iii) a Certificate of Status for the Corporation issued by the Director under the Canada Business Corporations Act and similar certificates for other WFI Entities issued by the relevant Governmental Authority, (iv) resolutions of the board of directors of the Corporation (the "Board of Directors") authorizing the execution, delivery and performance by the Corporation of this Agreement, the Shareholders Agreement, the Registration Rights Agreements, the Articles of Incorporation, any other agreement entered into or instrument delivered by the Corporation in connection herewith, and any letters entered into simultaneously with this Agreement (collectively, the "Documents") and the transactions contemplated thereby, (v) copies of each governmental or third party consent, approval or filing required to be obtained or made in order to consummate the transactions contemplated by this Agreement at the Closing, and (vi) incumbency matters. (e) The Shareholders Agreement shall be executed and delivered by the Corporation and each of the shareholders listed on Schedule I thereto.

     (f) A registration rights agreement (the "Registration Rights Agreement") among the Corporation and the Investors in the form annexed hereto as Schedule 6.2(f) shall be duly executed and delivered by the Corporation.

     (g) The Articles of Amendment shall be in the form annexed hereto as Schedule A.

     (h) No Material Adverse Effect shall have occurred in respect of the Corporation or any of the other WFI Entities, and no event or change shall have occurred which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Corporation or any of the other WFI Entities.

     (i) The Investors shall receive from each of McLennan Ross; Farris, Vaughan, Wills & Murphy; and Cahill Gordon & Reindel, counsel for the Corporation, an opinion addressed to the Investors, dated as of the Closing, in the forms annexed hereto as Schedule 6.2(i).

     (j) The composition of the Board of Directors shall be as provided in
Section 8.1 of the Shareholders Agreement.

     (k) The Corporation shall have obtained, with financially sound and reputable insurers, directors' and officers' liability insurance in the amount of at least US$5,000,000, or a binder with respect to such insurance in form and substance satisfactory to each Investor.

     (l) The Corporation shall have obtained signed commitment letters for a $550 million credit facility the proceeds of which will be used to finance the Hibernia Project, in form and substance satisfactory to each Investor (the "Hibernia Commitment").

     (m) Each other Investor shall concurrently purchase and pay for the number of Class A Preferred Shares set forth opposite its name in Schedule 1.1.

     (n) There shall not have occurred any disruption or material adverse change or development affecting financial, banking, currency or capital markets in general in the United States in the reasonable opinion of the Investors.

     (o) With the proceeds of the Purchase Price, at Closing the Corporation shall concurrently repurchase from WFH 45,000,000 Series C Redeemable Preferred Shares for an aggregate amount of US$45,000,000 in cash.

     6.3. Conditions to the Obligations of the Corporation. The obligations of the Corporation to consummate the Purchase shall be subject to the satisfaction (or waiver), on or before the Closing Date, of the following conditions:

     (a) Each representation and warranty made by the Investors herein shall be true and correct in all material respects, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct, in all material respects, only as of such specific date or time.

     (b) The Investors shall have complied in all material respects with all their agreements and covenants contained herein required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

     (c) Each Investor shall concurrently purchase and pay for the number of Series A Non-Voting Preferred Shares set forth opposite such Investor's name on
Schedule 1.1.

     (d) The Shareholders Agreement shall be executed and delivered by each of the Investors.

     6.4. Default by an Investor. If one or more of the Investors shall fail at the Closing to purchase the Series A Non-Voting Preferred Shares set forth opposite its name on Schedule 1.1 (the "Defaulted Shares"), each of the other Investors shall have the right, but not any obligation, exercisable within 15 Business Days thereafter, to purchase its ratable share of the Defaulted Shares and any additional Defaulted Shares that any other non-defaulting Investor shall elect not to purchase pursuant to this Section 6.4.

     SECTION 7. Termination. The obligation of the parties to effect the Purchase may be terminated (i) by the mutual written consent of the Corporation and each of the Investors or (ii) by any party in writing, without liability to such party on account of such termination (provided the terminating party is not otherwise in material breach and/or default of this Agreement), if the Closing shall not have occurred on or before October 4, 1999.

     SECTION 8. Transfer Taxes. The Corporation agrees that it will pay, and will hold each Investor harmless from any and all liability with respect to, any transfer, documentary or stamp taxes ("Transfer Taxes") which may be determined to be payable in connection with the execution and delivery of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold each Investor harmless from all such Transfer Taxes in respect of the issuance of any of the Transaction Securities to such Investor.

     SECTION 9. Survival of Representations, Warranties, Agreements and Covenants, etc. All representations and warranties in the Documents shall survive the Closing until the second anniversary of the date hereof and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor; provided, however, (x) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.11, 2.15, 2.19,
2.20, 2.21, 2.22, and 2.36 shall survive the Closing indefinitely and (y) the representations and warranties set forth in Sections 2.9(a), 2.23, 2.26 and 2.27 shall survive the Closing until the expiration of all applicable statutes of limitations. All statements contained in any certificate or other instrument delivered by the Corporation pursuant to this Agreement shall constitute representations and warranties by the Corporation under this Agreement. All agreements and covenants contained herein or any other Document shall survive indefinitely until, by their respective terms, they are no longer operative.

     SECTION 10. Expenses. (a) Except as set forth in Section 10(b) and (c), the Corporation and each Investor shall pay all the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

     (b) The Corporation shall promptly pay or reimburse the Investors for (and, to the extent requested by the Investors, for expenses incurred prior to the Closing, pay at the Closing): (i) the Investors' reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel of each of the Investors) arising in connection with the preparation, negotiation and execution of the Documents and the other agreements or instruments contemplated thereby, and the consummation of the transactions contemplated thereby, (ii) the reasonable fees and expenses incurred by each such Investor with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Documents and the agreements contemplated thereby (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Corporation), and (iii) the fees and expenses incurred by the Investors in any filing with any governmental agency with respect to its investment in the Corporation or in any other filing with any governmental agency with respect to the Corporation that mentions any Investor.

     (c) Notwithstanding anything herein to the contrary, no Investor will receive or is entitled to receive any broker's fee, finder's fee, placement fee or other similar fee or commission in connection with the Purchase or the consummation of the transactions contemplated by this Agreement and the Documents.

     SECTION 11. Indemnification.

     11.1. General Indemnification. The Corporation shall indemnify, defend and hold each Investor, its affiliates, and each of their respective officers, directors, partners, managing directors, affiliates, employees, agents, consultants, representatives, successors and assigns (each an "Investor Entity") harmless from and against all Losses (as defined below) incurred or suffered by an Investor Entity (whether incurred or suffered directly or indirectly through ownership of Series A Non-Voting Preferred Shares or Conversion Shares) arising out of, relating to, or resulting from (a) any breach of any of the representations, warranties, covenants or agreements made by it in this Agreement or in any agreement, certificate or other instrument delivered pursuant hereto including, without limitation, the Documents, and (b) any third party claim made against an Investor Entity relating to any transaction by the Corporation financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Series A Non-Voting Preferred Shares or Common Shares hereunder. Each Investor, severally and not jointly, shall indemnify, defend and hold the Corporation, its affiliates, and each of their respective officers, directors, employees, agents, consultants, representatives, successors and assigns harmless against all

Losses arising from the breach of any of its representations, warranties, covenants or agreements in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents. Notwithstanding anything to the contrary in this Agreement, no indemnification payment by the Corporation pursuant to this Section 11 with respect to any Losses otherwise payable hereunder as a result of a breach of its representations and warranties (other than any Losses resulting from breaches of the representations and warranties in Section 2.7, as they relate to Taxes, Sections 2.26 and 2.27, to any covenants contained in this Agreement or any other Document and to willful misrepresentation, fraud or deceit, which shall not be subject to the Deductible or Limit) shall be payable (a) until the time as such Losses shall aggregate (on a cumulative basis and not on a per item basis) for all Investor Entities more than US$5,000,000 (the "Deductible"), and then only to the extent that such Losses, in the aggregate for all Investors, exceed the Deductible; or (b) with respect to the Investor Entities associated with each Investor, in an aggregate amount in excess of the Purchase Price of the shares issued to such Investor or its predecessors in interest as shown on
Schedule 1.1 hereto (as increased by the amounts by which the Series A Non-Voting Liquidation Value, as defined in the Terms of the Series A Non-Voting Preferred Shares, Series A in the Articles of Amendment, would increase from the Closing Date to the date of determination) (the "Limit"). The Corporation shall also indemnify, defend and hold harmless each Investor Entity against any and all Losses (as defined in Section 11.2 and not subject to any Deductible or Limit) arising under Title IV of ERISA, Section 302 of ERISA and Sections 412 and 4971 of the Code which may be incurred by any of them arising out of or relating to any WFI Entity being or having been an ERISA Affiliate with any other Person (other than another WFI Entity), whether such Losses arise out of or relate to any event or state of facts occurring or existing before, on or after the Closing Date.

     An "ERISA Affiliate" is defined as any entity that is (i) a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" within the meaning of Section 414(b), (c) or (m) of the Code, (ii) required to be aggregated under Section 414(o) of the Code, or
(iii) under "common control," within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in each case with any WFI Entity.

     11.2. Indemnification Principles. For purposes of this Section 11, "Losses" shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith), costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts. For purposes of Section 11.1(a) the Corporation shall not be obligated to indemnify, defend or hold harmless any Investor Entity for any (i) punitive damages or (ii) damages arising out of such Investor Entity's lost use of such Investor Entity's share of the Purchase Price (as shown on Schedule 1.1 hereto) for an alternative investment, except in any case where such damages are the result of the willful misrepresentation, fraud or deceit of the

Corporation. Any indemnification payment by the Corporation to any Investor pursuant to this Section 11 shall include an additional amount so that the Investor does not, directly or indirectly, bear any portion of such payment made by the Corporation with respect to such payment on account of the Investor's direct or indirect investment in the Corporation as contemplated by the Purchase. Any payment by the Corporation to an Investor pursuant to this Section 11, shall be treated for federal income tax purposes as a Purchase Price Adjustment.

     11.3. Claim Notice. A party seeking indemnification under this Section 11 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced thereby.

     11.4. Claim Procedure.

     (a) Procedure for Indemnification with Respect to Third-Party Claims. If any indemnified party hereunder determines to seek indemnification under this
Section 11 with respect to Losses resulting from the assertion of liability by third parties, such indemnified party shall give notice to the indemnifying party hereunder within 30 days of such indemnified party becoming aware of any such Losses or of facts upon which any claim for such Losses will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified party. In case any such liability is asserted against such indemnified party, and such indemnified party notifies the indemnifying party thereof, the indemnifying party will be entitled, if it so elects by written notice delivered to such indemnified party within 10 days after receiving such indemnified party's notice, to assume the defense thereof with counsel satisfactory to such indemnified party, in which case, the indemnifying party will not be liable to the indemnified party under this
Section 11.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the following sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, (i) such indemnified party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless such indemnified party shall reasonably determine that there is a conflict of interest between or among such indemnified party and the indemnifying party with re-spect to such claim, in which case the fees and expenses of such counsel will be borne by the indemnifying party, (ii) such indemnified party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, (iii) the rights of such indemnified party to be indemnified hereunder in respect of any Losses that may or do result from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the indemnifying party is materially prejudiced thereby, and
(iv) the indemnifying party's obligations to such indemnified party under this
Section 11 shall not terminate until such indemnified party's claims have been finally satisfied to such indemnified party's sole satisfaction. In the event that the indemnifying party, within 10 days after receipt of the aforesaid notice of a claim hereunder, fails to assume the defense of such indemnified party against such claim, such indemnified party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the indemnifying party.

     Notwithstanding anything in this Section 11 to the contrary, (i) if there is a reasonable probability that a claim may materially adversely affect such indemnified party, such indemnified party shall have the right to participate in such defense, compromise, or settlement and the indemnifying party shall not, without such indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any of such claims, or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party a release from all liability in respect of such claim. With respect to any assertion of liability by a third party that results in any claim for indemnification hereunder, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

     (b) Procedure For Indemnification with Respect to Non-Third Party Claims. In the event that an indemnified party asserts the existence of a claim with respect to Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this
Section 11.4(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the indemnifying party, within 30 days after the mailing of notice by such indemnified party, shall not give written notice to such indemnified party announcing its intent to contest such assertion of such indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the indemnifying party contests the assertion of a claim by giving such written notice to such indemnified party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice.

     SECTION 12. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation, each Investor may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement, and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     SECTION 13. Further Assurances. At any time or from time to time after the Closing, the Corporation, on the one hand, and each Investor, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase and to otherwise carry out the intent of the parties hereunder.

     SECTION 14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Investors and the respective successors, Permitted Assigns, heirs and personal representatives of the Corporation and the Investors. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of this Agreement which are for each of the Investor's benefit as a purchaser or holder of Transaction Securities are also for the benefit of, and enforceable by, any permitted subsequent holder of such Transaction Securities. The parties acknowledge that, subject to compliance with applicable securities laws, each Investor may transfer and assign all or a part of its rights and obligations under this Agreement to one or more other partnerships, corporations, trusts or other organizations which have been created by, or are controlled by, control or are under common control with such Investor or one or more of the current partners, members or other equity holders of such Investor, without the consent of the Corporation (collectively, "Permitted Assigns"). This Agreement shall not be assignable by the Corporation, without the consent of each of the Investors.

     SECTION 15. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto including, but not limited to, that certain letter of intent, dated August 5, 1999, between the Corporation and the Investors.

     SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by fax, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)      if to the Corporation, to:

                           Worldwide Fiber Inc.
                           #1510-1066 West Hastings Street
                           Vancouver, British Columbia  V6E 3X1
                           Fax:  (604) 681-6822
                           Attention:  Stephen Stow

                           with a copy to:

                           Farris, Vaughan, Wills & Murphy
                           2600-700 West Georgia Street
                           Vancouver, British Columbia  V7Y 1B3
                           Fax:  (604) 661-9349
                           Attention:  Cameron G. Belsher

                           with a copy to:

                           Cahill Gordon & Reindel
                           Eighty Pine Street
                           New York, New York  10005
                           Fax:  (212) 269-5420
                           Attention:  Roger Andrus

                 (ii)      if to DLJ, to:

                           DWF SRL
                           Chancery House
                           High Street
                           Bridgetown
                           Barbados, West Indies
                           Fax:  (246) 431-0076
                           and

                           DWF SRL
                           c/o DLJ Merchant Banking Partners II, L.P.
                           277 Park Avenue
                           New York, New York  10172
                           Fax:  (212) 892-7272
                           Attention:  Andrew Rush

                           with a copy to:

                           Latham & Watkins
                           885 Third Avenue
                           New York, New York  10022
                           Fax:  (212) 751-4864
                           Attention:  Steven Della Rocca

                (iii)      if to any of the GSCP Parties, to:

                           c/o Ernst & Young Services, Ltd.
                           P.O. Box 261
                           Bay Street
                           Bridgetown, Barbados
                           Fax:  (246) 426-9551
                           Attention:  Carol-Ann Smith

                           and

                           c/o GS Capital Partners III, L.P.
                           85 Broad Street
                           New York, New York  10004
                           Fax:  (212) 902-3000
                           Attention:  Robert Gheewalla

                           with copies to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Fax:  (212) 859-4000
                           Attention:  Stuart Z. Katz
                           and

                           GS Capital Partners III, L.P.
                           85 Broad Street
                           New York, New York  10004
                           Fax:  (212) 357-5505
                           Attention:  Ben Adler

                 (iv)      if to Providence, to:

                           Providence Equity Fiber, L.P.
                           50 Kennedy Plaza
                           Providence, Rhode Island  02903
                           Fax:  (401) 751-1790
                           Attention:  Glenn M. Creamer

                           with a copy to:

                           Edwards & Angell, LLP
                           2800 BankBoston Plaza
                           Providence, Rhode Island  02903
                           Fax:  (401) 276-6602
                           Attention:  David K. Duffell

                  (v)      if to Tyco, to:

                           c/o Tyco Group s.a.r.l.
                           2nd Floor
                           6, Avenue Emile Reuter
                           L-2420 Luxembourg
                           Fax:  (352) 464-350
                           Attention:  Managing Director

                           with a copy to:

                           Tyco Submarine System Ltd.
                           250 Industrial Way West
                           Eatontown, New Jersey  07724
                           Fax:  (732) 578-7803
                           Attention:  General Counsel

     All such notices, requests, consents and other communications shall be deemed to have been given when received.

     SECTION 17. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and each of the Investors.

     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 20. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     SECTION 21. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     SECTION 23. Currency. Unless otherwise indicated, references to "dollars", "$" or U.S. dollars and references to "C$" are to Canadian dollars.

     SECTION 24. No Partnership. The obligations of each of the parties to this Agreement are several and not joint. Nothing in this Agreement shall imply or be deemed to imply a partnership, joint venture or other relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                                          CORPORATION:

                                          WORLDWIDE FIBER INC.



                                          By:________________________
                                             Name:
                                             Title:


                                          DWF SRL



                                          By:_______________________
                                             Name:
                                             Title:


                                          GSCP3 WWF (BARBADOS) SRL



                                          By:_______________________
                                             Name:
                                             Title:


(Signature Page to Preferred
Share Purchase Agreement)

                                          WWF (BARBADOS) SRL



                                          By:_______________________
                                             Name:
                                             Title:


                                          PROVIDENCE EQUITY FIBER L.P.

                                          by its General Partner,
                                          Providence Equity Partners III L.P.


                                          by its General Partner,
                                          Providence Equity Partners III L.L.C.



                                          By:_______________________
                                             Name:  Glenn M. Creamer
                                             Title: Member and Managing Director


                                          TYCO GROUP S.A.R.L.



                                          By:_______________________
                                             Name:
                                             Title:


(Signature Page to Preferred
Share Purchase Agreement)